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                                                                  Exhibit 10.46*

                         JOINT VENTURE MASTER AGREEMENT


      This is a Joint Venture Master Agreement, dated as of October 30, 1996 (the "Agreement"), between Nichimen Corporation, a Japanese corporation ("Nichimen"), NKK Plant Engineering Corporation, a Japanese corporation ("NKP"), and Molten Metal Technology, Inc., a Delaware corporation ("MMT").

      WHEREAS, MMT is an environmental technology company engaged in the commercialization and continued development of its proprietary processing technology known as Catalytic Extraction Processing (or CEP);

      WHEREAS, Nichimen and NKP have substantial experience and knowledge of the Japanese environmental market, particularly with respect to processing of MSW Incinerator Ash;

      WHEREAS, Nichimen and NKP have evaluated various alternative technologies for processing MSW Incinerator Ash and have selected CEP as the best technology for commercialization in the Japanese market; and

      WHEREAS, the parties wish to enter into an arrangement whereby they commercialize CEP by marketing, demonstrating and operating CEP Plants, and sublicensing CEP technology to Nichimen, NKP and appropriate third parties to permit them to sell and operate CEP Plants for the processing of MSW Incinerator Ash produced from the incineration of Japanese municipal waste in Japan and under certain circumstances for the processing of Industrial Incinerator Ash produced from the incineration of Japanese industrial waste in Japan.

      NOW, THEREFORE, the parties hereto agree as follows:

                                    Article 1

                                  Defined Terms

      In addition to the defined terms found elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:

      "Advisors" means, with respect to any Person, any of such Person's attorneys, accountants, lenders or consultants.

      "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the


*Confidential  Treatment  has been  requested  for  certain  portions  of this
Exhibit 10.46.

direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise.

      "Articles of Incorporation" means the Articles of Incorporation of the JV in the form of Exhibit A hereto.

      "Bankruptcy" means, with respect to any Person, (i) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or equivalent provisions of Japanese law, or corresponding provisions of future laws (or any other federal or state insolvency law), (ii) the filing by such Person of an answer consenting to or acquiescing in any such petition,
(iii) the making by such Person of any assignment for the benefit of its creditors or the admission by such Person in writing of its inability to pay its debts as they mature, (iv) the suspension by a clearinghouse of transactions between a Person and such Person's bank or other lending institution in accordance with the rules of such clearinghouse, provided that such suspension shall not have been withdrawn within thirty (30) days after the invocation thereof, (v) the filing of an involuntary petition against such Person under Title 11 of the United States Code or equivalent provisions of Japanese law (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within a 60-day period after the occurrence of such event, or (vi) the entry against such Person of a final non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect.

      "Board of Directors" means the Board of Directors of the JV.

      "Business Plan" means the Business Plan of the JV that has been approved by the Partners, as revised from time to time pursuant to Section 4.2(b) hereof.

      "Catalytic Extraction Processing" or "CEP" means the processes, methods and systems (including all Intellectual Property and other intangible and tangible property associated therewith and including all aspects of accepting Feedstocks, reactions within a CEP Plant, and handling Recovered Resources) directed to the processing of Feedstocks by introducing the Feedstocks to a processing vessel containing liquefied metal.

      "CEP Core Technology" means any technical information, know-how, data, applications, formulae, models, computations, applied technology, computer simulations, designs, drawings and expertise necessary or useful in connection with CEP, including but not limited to reactor design, feed and reactant introduction, and removal of Recovered Resources.

      "CEP Plant" means the plant, equipment and other facilities necessary to perform, operate and maintain CEP on a commercial basis (or, in the case of any so-called


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"demonstration" CEP Plant, on the basis generally provided in the applicable demonstration program).

      "CEP Plant Agreement" means the CEP Plant Purchase and Sale Agreement entered into by MMT, Nichimen and the JV in the form of Exhibit B hereto.

      "Competing Activity" has the meaning set forth in Section 7.2.

      "Confidential Information" means, as applicable, JV Confidential Information, MMT Confidential Information, Nichimen Confidential Information and NKP Confidential Information.

      "Dispute Resolution Agreement" means the Dispute Resolution Agreement entered into by the Partners and the JV in the form of Exhibit C hereto.

      "Employee Non-Disclosure Agreement" means an employee non-disclosure and invention agreement in the form attached as Annex A to the License Agreement or in such other form as is approved from time to time by the Board of Directors.

      "Exclusive Market" means the processing in Japan of MSW Incinerator Ash produced from the incineration in Japan of Municipal Waste generated in Japan.

      "Feedstocks" means, with respect to any CEP Plant, the wastes, industrial by-products and other materials to be processed by such CEP Plant.

      "Improvements" shall mean any improvements, developments, updates, upgrades, enhancements, additions, revisions, corrections, fixes and other modifications to any party's Intellectual Property which relates to the JV's business and which MMT, Nichimen, NKP or the JV may acquire, discover, invent, originate, conceive or have a right to develop or manufacture, whether or not the same is patentable, commercially useful or reducible to writing or practice.

      "Industrial Incinerator Ash" means the ash by-products remaining after the incineration of Industrial Waste, other than any ash by-products which are radioactive or have been produced from the incineration of radioactive industrial waste.

      "Industrial Waste" means waste that is generated by industrial facilities and that is processed at industrial waste incinerators in Japan.

      "Initial Business Paradigm" means the anticipated initial operational structure of the JV, as described in Section 5.2 and as illustrated in Exhibit D hereto.

      "Initial CEP Plant" means the CEP Plant to be sold to the JV pursuant to the CEP Plant Agreement.


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      "Intellectual Property" means all patents, inventions, patent applications, patent rights, trademarks, trademark registrations, trade names, brand names, all other names and slogans embodying business or product goodwill (or both), copyright registrations, copyrights (including those in computer programs, software, including all source code and object code, development documentation, programming tools, drawings, specifications and data), software, trade secrets, know-how, mask works, industrial designs, formulae, processes and technical information, including confidential and proprietary information, whether or not subject to statutory registration or protection.

      "JV" means the joint venture which Nichimen, NKP and MMT have agreed to form pursuant to this Agreement.

      "JV Confidential Information" means any confidential or proprietary information of any type of the JV.

      "License Agreement" means the License Agreement entered into by MMT and the JV in the form of Exhibit E hereto.

      "Limited Guaranty" means any Limited Guaranty in the form of Exhibit F hereto that may be executed by any of the Partners from time to time.

      "Market" means the Exclusive Market and the Non-Exclusive Market, collectively.

      "Market Feedstocks" means MSW Incinerator Ash produced from the incineration in Japan of Municipal Waste generated in Japan and under certain circumstances Industrial Incinerator Ash produced from the incineration in Japan of Industrial Waste generated in Japan.

      "MMT Confidential Information" means any confidential or proprietary information of any type of MMT or furnished by MMT, including but not limited to any confidential or proprietary portion of the Licensed Property.

      "MMT Directors" means MMT's designees to the Board of Directors.

      "MSW Incinerator Ash" means the ash by-product captured in the gas-handling train of an incinerator after the incineration of Municipal Waste (fly ash), and the ash by-product captured at the bottom of an incinerator (bottom ash) after the incineration of Municipal Waste.

      "Municipal Waste" means waste that is typically generated by households, retail facilities or business offices and that is processed at municipal waste incinerators in Japan.

      "Nichimen Confidential Information" means any confidential or proprietary information of any type of Nichimen or furnished by Nichimen.


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      "Nichimen/NKP Directors" means Nichimen's and NKP's designees to the
Board of Directors.

      "NKP Confidential Information" means any confidential or proprietary information of any type of NKP or furnished by NKP.

      "Non-Exclusive Market" means the processing in Japan of Industrial Incinerator Ash produced from the incineration of Industrial Waste generated in Japan.

      "Partners" means Nichimen, NKP and MMT, collectively.

      "Person" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

      "President-Director" means the Representative Director nominated by Nichimen and NKP, subject to the approval of MMT, who shall be responsible for the day-to-day management of the JV.

      "Recovered Resources" means the elements and compounds produced by a CEP Plant (whether or not produced through the use of reactants) that are suitable for use or sale.

      "Recycling" means the return of resources which are recovered or produced from waste or other similar materials for use or sale.

      "Related Agreements" means this Agreement, the License Agreement, the Dispute Resolution Agreement, the Articles of Incorporation, the CEP Plant Agreement, and any Limited Guaranty, each as amended from time to time, and any other agreement between any of the JV, Nichimen, NKP or MMT relating to the JV which specifies that it is a Related Agreement for purposes of this Agreement.

      "Subsidiary" means a corporation, company or other entity:

       (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

       (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interests representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such

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            corporation, company or other entity shall be deemed to be a
            Subsidiary only so long as such ownership or control exists.

      "Treatment" means, with respect to any material, (i) any physical, mechanical, thermal and/or chemical actions which, individually or in concert, alter the chemical composition of such material or (ii) any method for containment or disposal of such material.

      "Voting Securities" mean, with respect to any Person, all securities issued by such Person having the ordinary power to vote in the election of directors of such Person, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

                                    Article 2

                               Formation of the JV

      2.1. Purpose of JV. The Partners agree that, subject to the terms and conditions of this Agreement and the Related Agreements, they shall form the JV to market, demonstrate, sell, own and operate CEP Plants, and sublicense CEP technology to Nichimen, NKP and appropriate third parties to permit them to sell, own and operate CEP Plants, to serve the Exclusive Market and under certain circumstances the Non-Exclusive Market.

      2.2. Establishment of the JV. As soon as possible after the date hereof, the Partners shall cause the JV to be established as a Japanese corporation under a name to be agreed on by the Partners. The registered office of the JV shall be located at NKP's office, 3 Benten-Cho, Tsurumi-ku, Yokohama, Japan 230. Each of the Partners shall cooperate with each other in carrying out the procedures necessary to establish and register the JV. At the time the JV is established, the Partners shall cause the JV to adopt the Articles of Incorporation.

      2.3.  Roles and Responsibilities of the Partners.

      (a) Recognizing MMT's expertise as a technology provider, MMT's roles and responsibilities shall be the following:

            (i)   to assist in the overall management and operation of the JV;

            (ii) to grant to the JV the exclusive license (with rights to sublicense) to sell, own, lease, rent, operate, install and maintain CEP Plants in the Exclusive Market, under the terms and conditions of the License Agreement;

            (iii) to grant to the JV the non-exclusive license (with rights to sublicense)


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                  to sell, own, lease, rent, operate, install and maintain CEP
                  Plants in the Non-Exclusive Market, under the terms and conditions of the License Agreement;

            (iv) to construct and sell CEP Plants and critical spare parts to the JV, under the terms of the License Agreement;

            (v) to provide the necessary designs, specifications, drawings and other technical information necessary to operate and maintain the CEP Plants supplied by MMT; and

            (vi) to use its best efforts to assist the JV in promoting the use of CEP for the processing of MSW Incinerator Ash in the Market.

      (b) Recognizing Nichimen's expertise as a Japanese trading company, Nichimen's roles and responsibilities shall be the following:

            (i)   to assist in the overall management and operation of the JV;

            (ii) to act as the sole importer of CEP Plants and spare parts on behalf of the JV and to provide all necessary services and logistics for importation of CEP Plants and spare parts into Japan, including land and ocean transportation, marine insurance and customs clearance;

            (iii) to arrange credit and financing for the sale of CEP Plants in Japan on standard commercial terms;

            (iv) to act as a prime contractor for the sale of CEP Plants to customers of the JV, including negotiating price to customer and scope of supply; and

            (v) to use its best efforts to assist the JV in promoting the use of CEP for the processing of MSW Incinerator Ash in the Market.

      (c) Recognizing NKP's expertise in engineering, construction, operation and maintenance of municipal incinerators and related systems, NKP's roles and responsibilities shall be the following:

            (i)   to assist in the overall management and operation of the JV;

            (ii) to assist in the start-up of the Initial CEP Plant by providing dedicated engineering and operations personnel in accordance with Section 5.7 hereof;


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            (iii) to act as contractor in connection with the transportation, installation, operation and maintenance of CEP Plants in Japan;

            (iv) to act as a prime contractor for the sale of CEP Plants to customers of the JV, including negotiating price to customer and scope of supply; and

            (v) to use its best efforts to assist the JV in promoting the use of CEP for the processing of MSW Incinerator Ash in the Market.

                                    Article 3

                Capitalization and Funding of the JV; Accounting

      3.1. Capitalization of the JV. At the time of formation of the JV, the Partners shall mutually determine the authorized capital of the JV. At the time the JV is funded, Nichimen shall contribute twenty-five and one-half percent (25.5%) of the initial capital in exchange for 25.5% of the equity interests of the JV, NKP shall contribute twenty-five and one-half percent (25.5%) of the initial capital in exchange for 25.5% of the equity interests of the JV, and MMT shall contribute forty-nine percent (49%) of the initial capital in exchange for 49% of the equity interests of the JV. Payment for all such equity interests shall be made in cash. The Partners shall mutually determine how the balance of the JV's initial funding is to be paid. All such funding shall be contributed by each Partner in proportion to its initial equity investment.

      3.2. Additional Capital Contributions. Unless otherwise agreed by the Partners, no Partner shall be obligated to make capital contributions to the JV other than as set forth in Section 3.1.

      3.3. Funding of JV's Operations. In addition to the Partners' initial capital contributions pursuant to Section 3.1, if necessary, the JV may issue debt or obtain a working capital line of credit to fund its operations. The issuance of any debt or the obtaining of a working capital line of credit shall require the prior approval of the Board of Directors.


                                       *

*Confidential Treatment has been requested for this portion of Exhibit 10.46.

                                      *

      3.4. Income and Loss. All distributions of income and responsibilities for losses shall be based on each Partner's equity interest in the JV.

      3.5 Accounting; Books and Records. The JV's fiscal year shall end on such date as the Partners shall mutually agree. The JV shall retain a mutually acceptable accounting firm to audit the JV's financial statements for each fiscal year and to prepare the JV's income tax returns. The books and records of the JV shall be maintained, and the financial statements of the JV shall be prepared, in accordance with generally accepted accounting principles as in effect in Japan, consistently applied. The Board of Directors shall appoint a Partner to be responsible for keeping and maintaining the JV's books and records.

                                    Article 4

                                   Governance

      4.1.  Establishment.

      (a) Simultaneously with the incorporation of the JV, the Partners shall establish the Board of Directors to implement this Agreement and the Related Agreements. Except as otherwise provided for in the Articles of Incorporation or as required by applicable law, the Board of Directors will oversee the development and operations of the JV and shall have responsibility of the management, direction and control of the JV. Unless the Partners agree otherwise, the Board of Directors shall consist of a total of four (4) members, two of whom shall be designated by MMT and two of whom shall be designated by Nichimen and NKP. Each director shall serve at the pleasure of the Partner which designated such director and may from time to time be replaced by such Partner. Any such replacement must be a member of senior management of the designating Partner. Each Partner shall notify the other Partners in writing of the persons designated by it to serve on the Board of Directors and any replacement for such person promptly following such designation or replacement. Each Partner hereby agrees to votes its shares of the JV, and to cause the directors of the JV designated by such Partner to cast their votes, so as to appoint as directors and President-Director the individuals nominated by the other Partners in accordance with this Section 4.1.

      (b) One of the Nichimen/NKP Directors shall be nominated jointly by Nichimen and NKP to serve as the Representative Director, subject to the approval of MMT. The Representative Director also shall be designated as the President of the JV (the "President-Director"). The President-Director shall preside at all meetings of the Board of Directors and shall have such other duties and responsibilities as are assigned from time to time by the Board of Directors.


*Confidential Treatment has been requested for this portion of Exhibit 10.46.

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      4.2.  Authority and Duties.

      (a) The Board of Directors shall have the specific authority delegated to it pursuant to this Agreement and the Related Agreements.

      (b) Without limiting the general duties and authority of the Board of Directors as set forth in this Article 4, the Board of Directors shall have responsibility for the following matters related to the business of the JV:

            (i) the appointment and evaluation of the performance of any Nichimen, NKP, MMT or other personnel assigned or hired to participate in the management of the JV's operations;

            (ii)  the evaluation of the performance of the President-Director;

            (iii) the establishment and monitoring of capital and operating budgets;

            (iv)  issuance of sublicenses for CEP Plants;

            (v)   incurrence of indebtedness;

            (vi)  establishment of sales and marketing policies;

            (vii) approval of any sales representative agreement,
                  manufacturing agreement, or sublicense agreement;

            (viii)approval of capital increases;

            (ix)  election or removal of independent public accountants;

            (x) approval of the distribution of profits or the payment of losses;

            (xi) approval of any proposals required to be submitted to the shareholders;

            (xii) approval of employment policies and personnel regulations;
                  and

            (xiii)such other duties agreed to from time to time by the
                  Partners.

            The Board of Directors shall also review the Business Plan at least annually, and revise it as appropriate to reflect the business conditions and prospects for the JV.

      4.3. Meetings. The Board of Directors will meet as often as the members deem necessary, presently contemplated to be four times per year. Meetings may be conducted in


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person or by telephone or in any other manner agreed to by the Board of
Directors. Any Partner may call a meeting of the Board of Directors upon at least three (3) weeks' prior notice. No notice of a meeting shall be necessary when all members of the Board of Directors are present. The presence of at least both MMT Directors and both Nichimen/NKP Directors shall constitute a quorum. All actions of the Board of Directors shall require the unanimous consent of all Directors present and participating in a meeting. Meetings of the Board of Directors may be attended by other representatives of the Partners and other persons related to the JV all as agreed to from time to time by the Board of Directors. The Board of Directors will set up procedures relating to the recording of minutes of its meetings. To the extent permitted by applicable law, actions of the Board of Directors may also be taken without a meeting by unanimous written consent of the Board of Directors.

      4.4.  JV Personnel.

      (a) It is anticipated that the JV will not have any employees but will rely on personnel from Nichimen, NKP and MMT to manage its operations. Such personnel shall be designated by the applicable Partner, subject to approval by the Board of Directors. Unless otherwise agreed by the Board of Directors, all such personnel shall be paid by the Partner which designated them.

      (b) Notwithstanding paragraph (a), until such time as the JV has sold at least one CEP Plant, the JV may, if necessary, retain not more than one employee for administrative and related functions. Such employee, if any, will be nominated by the President-Director, subject to approval by the Board of Directors. The terms of such employee's employment, including compensation, will be determined by the Board of Directors. After the JV has sold at least one CEP Plant, the Board of Directors shall decide whether or not to hire additional employees based on the actual business needs of the JV.

      4.5. President-Director. The President-Director shall have the duties and responsibilities described in Section 4.6. The President-Director may be removed from office only with the unanimous agreement of the Board of Directors (other than the President-Director), except that if either the MMT Directors or the Nichimen/NKP Directors have objected to the Board of Directors on at least three separate occasions about the President-Director's performance, providing information about the grounds for such objections in reasonable detail, then upon the request of the objecting party the Board of Directors shall remove the President-Director. Upon the retirement or removal of the President-Director, Nichimen and NKP shall nominate a new President-Director, subject to the approval of MMT.

      4.6. Duties of President-Director. Except as provided in Section 4.2 hereof and the Articles of Incorporation, the President-Director shall be responsible for the day-to-day management, operations, direction and administration of the JV, implementing the policies established by the Board of Directors, and shall have such other duties and responsibilities


                                       11
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related to the JV as the Board of Directors shall from time to time direct. The
President-Director shall be responsible for advising the Board of Directors on the status of the JV on a regular basis or more frequently as requested by the Board of Directors. The President-Director also shall be responsible for hiring such personnel, if any, as the President-Director and the Board of Directors deem necessary and appropriate. Unless otherwise agreed by the Board of Directors, all such personnel shall be subject to the approval of the Board of Directors.

                                    Article 5

 Operations of the JV; Sales and Marketing of CEP Plants; Certain Commitments

      5.1. Operations of the JV. In commercializing CEP pursuant to this Agreement, the Partners will consider all appropriate business structures to maximize sales of CEP Plants. Based on the Partners' analysis of the existing conditions in the Market, the Partners anticipate that the JV's operations initially will be conducted as described in the Initial Business Paradigm set forth in Section 5.2.

      5.2.  Initial Business Paradigm.

      (a) Pursuant to a sublicense from the JV, sales of CEP Plants will be made by Nichimen and NKP (and potentially MMT or third party sales representatives appointed pursuant to Section 5.5) directly to owners of municipal waste incinerators in the Exclusive Market and under certain circumstances in the Non-Exclusive Market ("End Users"). It is anticipated that Nichimen and NKP would enter into long-term contracts with such End Users which would provide for the sale, importation, transportation, installation, start-up, testing, operation and maintenance of CEP Plants by Nichimen and NKP for the benefit of the End Users. The price for the CEP Plant and other goods and services to be provided to the End Users will be negotiated by Nichimen and NKP as prime contractors directly with the End Users. An itemized list of prices for the CEP Plant and such goods and services will be provided to the Board of Directors.

      (b) Nichimen and NKP will utilize, subject to MMT's approval, a form of agreement to be used for such CEP Plant sales and services. Such agreement will, at a minimum, include provisions requiring the End User of the CEP Plant to (i) protect the MMT and the JV's Confidential Information and Intellectual Property, (ii) only use the CEP Plant for the processing of the Market Feedstocks expressly specified in the CEP Plant sales agreement, (iii) purchase specified critical spare parts for the CEP Plant only from MMT, and (iv) indemnify the JV and the Partners from any damage or injury caused by the End User's improper use or operation of the CEP Plant. Changes to the standard agreement may be made to the extent required as a result of negotiations with the End User, provided that the Board of Directors will have


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            the right to review all CEP Plant contracts and to approve any material changes to the standard agreement.

      (c) MMT will design, engineer and construct all CEP Plants and spares to be sold by Nichimen, NKP and any third party sales representatives on behalf of the JV. The price to the JV for each CEP Plant shall be determined solely by MMT based on the capacity of the CEP Plant and any special customer requirements. All prices quoted by MMT shall be free on truck "ex works". Nichimen, as sole importer for the JV, shall purchase the CEP Plants and spares from MMT and shall be responsible for the transportation of such CEP Plants and spares from MMT's factory to Japan.


                                            *


      (d) The JV will purchase the CEP Plants and spares from Nichimen and then resell them to Nichimen or NKP, as applicable, for resale to the End User on the terms described in paragraph (a). NKP will act as the prime contractor for the installation, operation and maintenance of CEP Plants on behalf of the End User unless (i) otherwise requested by the End User for business reasons, or (ii) the purchaser of the CEP Plant will act as the prime contractor for the End Use. If the End User requests that NKP not serve as the prime contractor, Nichimen will propose another prime contractor to the Board of Directors. The Board of Directors shall have the right to approve or disapprove any such other prime contractor.

      (e) Nichimen and NKP acknowledge and agree that as prime contractors they shall be responsible for negotiating, consummating and financing sales of CEP Plants to End Users. All such sales shall be without recourse to the JV and shall not impose any financial obligations on the JV. To the extent possible, Nichimen and NKP will keep the terms of transactions between Nichimen, NKP, MMT and the JV consistent with respect to the purchase and sale of CEP Plants and spares.

      5.3. Other Business Paradigms. The Partners agree that one of their shared goals is to minimize the involvement of the JV from the actual delivery of CEP Plants in order to minimize the transaction and overhead costs of the JV to the maximum extent possible. However, to the extent that the use of business paradigms designed to implement this goal result in the incurrence of extraordinary tax liabilities by the JV, the Partners will continue to use the Initial Business Paradigm or attempt to structure other operational paradigms that meet this goal.

      5.4. Sales and Marketing. Each of the Partners will provide marketing support at their own expense to the JV. This support shall include making available to the JV all


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*Confidential treatment has been requested for this portion of Exhibit 10.46.

commercial opportunities in the Market known to the Partners. The Partners agree to cooperate in their provision of marketing support to the JV in order to make such marketing as successful as possible. Except as provided in Section 5.2, the JV shall be required to obtain the consent of the Board of Directors with respect to the customer, material contract terms, license arrangements and related matters prior to the completion of any sale of a CEP Plant by the JV. In order to coordinate and maximize the Partners' respective sales and marketing efforts, representatives of the Partners with responsibility for sales and marketing in the Market shall meet from time to time, but no less often than four times per year, to discuss marketing strategy and the steps each Partner is taking to promote CEP Plants in the Market. Such meetings may take place at or in conjunction with meetings of the Board of Directors. Each Partner shall provide to the other Partners copies of all marketing materials and shall keep the other Partners informed of any regulatory changes that may affect the sale or use of CEP Plants in the Market.

      5.5. Sales Representatives. In addition to direct sales to customers, the JV may enter into sales representative agreements with any of the Partners and any other entity which services the Market. Such sales representatives will be paid commissions based on the sales price of CEP Plants which they sell. The Partners will agree upon a form of Sales Representative Agreement (including commissions) to be used by the JV. Consistent with the Initial Business Paradigm, it is not presently anticipated that the JV will enter into Sales Representative Agreements with Nichimen or NKP.

      5.6. Fall River Demonstration Programs. Nichimen and NKP acknowledge that MMT is constructing a demonstration CEP Plant in Fall River, Massachusetts which will be used for, among other things, demonstration programs for Market Feedstocks and surrogate Market Feedstocks. The Partners agree that the data from such demonstration programs may be useful for the JV in its efforts to commercialize CEP in the Market. The Partners also agree that the demonstration CEP plant in Fall River may be a valuable marketing tool for the sales activities of the JV and the Partners. Accordingly, the Partners agree that if potential customers of the JV desire to have MMT perform demonstration programs at the Fall River Facility, such demonstration programs will be paid for by the JV. The payment terms for any such demonstration programs will be agreed on a case-by-case basis by the JV and MMT. In connection with such demonstration programs, MMT agrees to permit potential customers of the JV to visit the Fall River facility and observe the operations of the demonstration CEP Plant. All such visits shall be at reasonable times and shall require at least two (2) weeks' notice to MMT. All potential customers will be required to sign non-disclosure agreements whereby they agree not to disclose any of the information learned from their observation of the demonstration CEP Plant or any data or other information provided by MMT.

      5.7. Start-Up of Initial CEP Plant. In order to assist the JV in the start-up and operation of the Initial CEP Plant, NKP will provide the services of two engineers and five technicians at the JV's expense. Such engineers and operators will be dedicated solely to the start-up of the Initial CEP Plant.

                                    Article 6

                Effectiveness of Agreement; Related Agreements

      6.1. Effectiveness of Agreement. The effectiveness of this Agreement and the Related Agreements executed as of October 30, 1996 is subject to and conditional upon (i) approval by the Board of Directors of each of the Partners and (ii) receipt of all necessary approvals from the Japanese government and agencies of the Japanese government, including the Fair Trade Commission. The Partners will use their best efforts to cause all such approvals to be received no later than December 31, 1996. If all such approvals are not received by such date, the Partners shall meet to determine what actions will be taken to cause such approvals to be received.

      6.2. Articles of Incorporation. Promptly after the execution and delivery of this Agreement, the Partners shall form the JV by adopting and filing the Articles of Incorporation.

      6.3. License Agreement. Simultaneously with the formation of the JV, MMT and the JV shall enter into the License Agreement.

      6.4. Dispute Resolution Agreement. Simultaneously with the execution and delivery of this Agreement, the Partners shall enter into the Dispute Resolution Agreement. Simultaneously with the formation of the JV, the JV shall enter into and become a party to the Dispute Resolution Agreement.

      6.5. CEP Plant Agreement. Simultaneously with the formation of the JV, MMT, Nichimen and the JV shall enter into the CEP Plant Agreement.

                                    Article 7

                          Exclusivity; Non-Competition

      7.1. Exclusive Market Obligation of MMT. MMT agrees that, during the term of this Agreement, except pursuant to this Agreement and other Related Agreements it shall not either directly or indirectly (whether through its Affiliates, as a shareholder, partner, or consultant) own or operate any CEP Plant that processes MSW Incinerator Ash in Japan or sell or license any CEP Plant pursuant to sale or license terms which permit such CEP Plant to process MSW Incinerator Ash in Japan.

      7.2.  Non-Competition Obligation of Nichimen and NKP.


                                         *


*Confidential treatment has been requested for this portion of Exhibit 10.46.

                                          *

*Confidential treatment has been requested for this portion of Exhibit 10.46.

                                       *
                                    Article 8

                                   Termination

      8.1. Termination by Mutual Consent. This Agreement, and the business relationship established by this Agreement and the Related Agreements, may be terminated at any time by the mutual written consent of the Partners.

      8.2. Bankruptcy of Nichimen, NKP or MMT. Upon the Bankruptcy of Nichimen, NKP or MMT, either of the non-bankrupt Partners may elect within ninety (90) days of the Bankruptcy to terminate the business relationship established by this Agreement and the Related Agreements.

                                     *

      8.5. Termination for Incurrence of Losses. If the JV sustains in excess of $14,500,000 in losses (determined in accordance with generally accepted accounting principles as applied in Japan) in the aggregate, any Partner may elect to terminate the business relationship established by this Agreement and the Related Agreements by providing written notice of such election to the other Partners at least ninety (90) days prior to the date on which such termination shall occur. Either of the other Partners may require the Partner which delivered the foregoing notice to comply with the procedures set forth in the Dispute Resolution Agreement prior to any such termination.

      8.6. Scheduled Termination. This Agreement shall terminate on October 30, 2006, unless Nichimen, NKP and MMT agree prior to such date to renew this Agreement for an additional term.

      8.7.  Effects of Termination.

      (a)   In the event of any termination of this Agreement pursuant to
            Section 7.2(b) or any one of Sections 8.1 to Section 8.6, (i) the Partners' obligations under the Dispute Resolution Agreement shall remain in effect, (ii) the provisions of Sections 7.2 and 8.7 and Articles 9, 10, 12, 13, 14 and 17 shall survive any

* Confidential treatment has been requested for this portion of Exhibit 10.46.

            such termination, (iii) any provision of a Related Agreement which by its terms states that it shall survive such a termination shall survive and (iv) such termination shall not effect any Partner's rights with respect to any breach or non-performance by another Partner prior to such termination.

      (b)   In the event of any termination of this Agreement pursuant to
            Section 7.2(b) or any one of Sections 8.1 to 8.6, the Board of Directors will be responsible for winding up the JV. The Board of Directors shall wind up the JV in an orderly and prudent manner consistent with the JV's then-existing obligations (including with respect to developed CEP Plants), with the goals of fulfilling the JV's contractual obligations, protecting customer goodwill, limiting any residual liability to the Partners and effecting a division of assets consistent with the Partners' ownership interests in the JV. It is anticipated that all sublicense agreements (including sublicenses granted in connection with the operation and maintenance of one or more CEP Plants) in effect at the time the JV is wound up would remain effective for the expected life of the CEP Plant. The Partners also may elect to wind up the relationship established by this Agreement by causing the sale by one or more Partners of its or their interest in the JV to one of the other Partners.

                                    Article 9

                       Confidentiality and Related Matters

      9.1.  Confidentiality Obligations.

      (a) Each of Nichimen, NKP and MMT agrees that it will use the other parties' Confidential Information only in connection with the activities contemplated by this Agreement and the Related Agreements, and it will not disclose any other party's Confidential Information to any Person except as expressly permitted by this
            Section 9.1.

      (b)   Nichimen, NKP or MMT may disclose another party's Confidential
            Information:

             (i)  to any of the other parties to this Agreement;

            (ii) to their respective officers and employees who have a reasonable need to know the contents thereof and who have signed an agreement substantially in the form of the Employee Non-Disclosure Agreement, a copy of which shall be provided to each of the other parties;

           (iii) on a confidential basis to their respective Advisors who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in
                  Section 9.3(c);

            (iv) to customers who have a reasonable need to know the contents thereof in connection with the activities contemplated by this Agreement if such disclosure is made pursuant to the procedures referred to in Section 9.3(c);

             (v) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; provided that Nichimen, NKP or MMT, as applicable, has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and provided further that the relevant party is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure; and

           (vii) to the extent such Confidential Information has become generally available publicly through no fault of Nichimen, NKP, MMT or their directors, officers, employees, Advisors or sublicensees.

      9.2. Disclosure to Government Authorities. The Board of Directors shall promptly establish and implement all procedural safeguards required or advisable in connection with the performance of government contracts to protect the Confidential Information. Each of Nichimen, NKP and MMT agree to comply, and cause their employees to comply, with such procedural safeguards.

      9.3.  Ongoing Confidentiality Program.

      (a) In order to ensure that each of Nichimen, NKP and MMT complies with its obligations in this Article 9, the Board of Directors together with any advising attorneys shall meet as required to discuss issues relating to confidentiality and disclosure and other matters addressed by this Article 9.

      (b) With respect to any disclosure by Nichimen, NKP or MMT to any of its officers or employees permitted pursuant to Section 9.1(b)(ii), such parties shall cause each of its officers and employees to sign Employee Non-Disclosure Agreements.

      (c) With respect to any disclosure by Nichimen, NKP or MMT to any of its Advisors pursuant to Sections 9.1 (b)(iii) or to any customers pursuant to Section 9.1(b)(iv), the Board of Directors will institute procedures designed to maintain the confidentiality of Confidential Information while facilitating the business activities contemplated by this Agreement and the Related Agreements. These procedures shall include the preparation of standard forms of confidentiality agreements to be used by the parties in connection with such disclosures. The Partners acknowledge that it is not anticipated that they will be disclosing the other Partners' Confidential Information to their Affiliates. Any such disclosure shall require the consent of the Partner whose Confidential Information is the subject of the proposed disclosure, and compliance with the provisions of this Section 9.3(c).

                                   Article 10

                           Improvements and Inventions

         10.1.    Improvements and Inventions.











                                        *














         10.2. Assignment of Intellectual Property and Improvements. During and after the term of this Agreement, each of Nichimen, NKP and MMT shall, and shall cause their respective personnel assigned to work on JV activities to, from time to time as and when requested by the party or parties which have ownership rights to Intellectual Property or Improvements in accordance with this Article 10 (the "Requesting Party"), and at the Requesting Party's expense, but without further consideration, execute all papers and documents and perform all other acts necessary or appropriate, in the discretion of the


                                       20
*Confidential treatment has been requested for this portion of Exhibit 10.46.

Requesting Party, to evidence or further document the Requesting Party's ownership of such Intellectual Property and Improvements.

                                   Article 11

                               Transfers of Shares

         11.1. General Restriction on Transfer of Shares. Except as otherwise expressly provided in this Article 11, each Partner hereby covenants and agrees not to sell, assign, transfer, pledge or otherwise encumber any of its shares of the JV.

         11.2.    Transfers to Subsidiaries.  Notwithstanding the provisions of
Section 11.1, any Partner may transfer its shares of the JV to a wholly-owned Subsidiary of such Partner, provided that the Partner and its Subsidiary comply with the requirements of Section 17.8.

                                   Article 12

                        Acquisition of Voting Securities

         (a) Each of Nichimen and NKP agrees with MMT that, until three (3) years after the termination of this Agreement, without the prior written consent of MMT, it will not directly or indirectly (through an Affiliate or otherwise or in concert) acquire beneficial ownership of any Voting Securities of MMT or any of its Subsidiaries, any securities convertible into or exchangeable for Voting Securities of MMT or any of its Subsidiaries, or any other right to acquire Voting Securities of MMT or any of its Subsidiaries, without the consent of MMT if the effect of such acquisition would be to increase the percentage of Voting Securities of MMT or such Subsidiary then beneficially owned directly or indirectly by Nichimen and NKP and their respective Affiliates collectively to more than 4.9% of the Voting Securities of MMT or such Subsidiary then issued and outstanding.

         (b) MMT agrees with each of Nichimen and NKP that, until three (3) years after the termination of this Agreement, without the prior written consent of Nichimen or NKP, as the case may be, it will not directly or indirectly (through an Affiliate or otherwise) acquire beneficial ownership of any Voting Securities of Nichimen or NKP or any of their respective Subsidiaries, any securities convertible into or exchangeable for Voting Securities of Nichimen or NKP or any of their respective Subsidiaries, or any other right to acquire Voting Securities of Nichimen or NKP or any of their respective Subsidiaries, without the consent of Nichimen or NKP, as applicable, if the effect of such acquisition would be to increase the percentage of Voting Securities of Nichimen, NKP or such Subsidiary then beneficially owned directly or indirectly by MMT and its Affiliates to more than 4.9% of the Voting Securities of Nichimen, NKP or such Subsidiary then issued and outstanding.

                                   Article 13





                                        *






                                   Article 14

                            Disclosure and Publicity

         The Partners agree that prior to any public disclosures concerning the transactions established by this Agreement or the operations of the JV, the Partner issuing such disclosure shall provide a copy thereof to each of the other Partners. All such disclosures shall be subject to the confidentiality provisions of Article 9 of this Agreement.

                                   Article 15

                          Uncontrollable Circumstances

         (a) Except as provided in paragraph (b) below, if any party is rendered wholly or partly unable to perform its obligations under this Agreement because of Uncontrollable Circumstances (as defined below), that party shall be excused from whatever performance is affected by the Uncontrollable Circumstances to the extent so affected, provided that:

                  (i) the nonperforming party, within five (5) days after it becomes aware of the occurrence of the Uncontrollable Circumstances, gives the other parties oral notice, followed by written confirmation, describing the particulars of the occurrence;

                  (ii) the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Uncontrollable Circumstances and shall not in any event apply to any obligation solely to pay money;

                  (iii) no obligation of any party which arose before the occurrence causing the suspension of performance is suspended as a result of the occurrence; and


                                       22
*Confidential treatment has been requested for this portion of Exhibit 10.46.

                  (iv) the nonperforming party uses its best efforts to promptly remedy its inability to perform.

         (b) "Uncontrollable Circumstances" shall mean any act or event that prevents a party from performing its obligations, or complying with any conditions that it must comply with, under this Agreement if such act or event was not caused by and is beyond the reasonable control of the party relying thereon as justification for such nonperformance or noncompliance. Such acts or events include, without limitation but only to the extent not caused by and outside the reasonable control of the applicable party, acts of God, explosion, fire, epidemic, earthquake, flood or similar cataclysmic occurrence, act of the public enemy, war, blockade, insurrection, riot, civil disturbance, or restrictions or restraints imposed by law or by rule, regulation or order of governmental authorities, whether Federal, state or local. Economic hardship involving a party shall not constitute Uncontrollable Circumstances.

                                   Article 16

                         Representations and Warranties

         Each of Nichimen, NKP and MMT represents and warrants to the others that: (i) it has the corporate power and authority to enter into this Agreement and the Related Agreements to which it is a party and perform the obligations required to be performed by it hereunder and thereunder; (ii) the execution and delivery by it of this Agreement and the Related Agreements to which it is a party and the performance by it of the obligations required to be performed by it hereunder and thereunder have been duly authorized by its Board of Directors or other governing body and no consent of its stockholders is required, provided, however, that approval of this Agreement by the Board of Directors of Nichimen and NKP is pending and expected no later than November 30, 1996; (iii) this Agreement represents, and the Related Agreements to which it is a party when executed and delivered by it will represent, the valid and binding obligation of it, enforceable against it in accordance with its terms; (iv) the execution and delivery of this Agreement and each of the Related Agreements to which it is a party by it and the performance by it of the obligations required to be performed by it hereunder or thereunder will not conflict with, violate or otherwise breach, or require a consent under, any agreement or instrument to which it is a party or by which its property is bound; (v) it has and will obtain and maintain all licenses, permits, approvals and authorizations necessary in order to enable it to perform its obligations under this Agreement and the Related Agreements; (vi) it is and shall continue to be in compliance with all applicable laws and regulations which could, directly or indirectly, affect its ability to perform its obligations under this Agreement or any of the Related Agreements, including but not limited to all United States and Japanese laws regarding import or export controls; and (vii) there is no action, suit, proceeding or investigation pending, or to its knowledge, threatened before any court, administrative agency or other regulatory body which could affect its ability to perform its obligations under this

Agreement or any of the Related Agreements or which could affect the JV or the JV's business as presently contemplated. The foregoing representations and warranties shall survive the execution and delivery of this Agreement and the Related Agreements. The representations and warranties set forth in this Article 16 are not exclusive and are in addition to the other representations and warranties made by the Partners in this Agreement and the Related Agreements.

                                   Article 17

                                     General

         17.1. Expenses. Except as expressly set forth in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and the Related Agreements and of the transactions contemplated hereby, including, without limitation, attorneys', accountants and outside advisers' fees and disbursements, shall be borne by the Partner incurring such expenses.

         17.2. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication, as follows:


         If to Nichimen to:

         Nichimen Corporation
         1-23, Shiba 4-Chome
         Minato-ku, Tokyo, Japan 108

                Attention:   Ituro Hashimoto,
                              Deputy Senior General Manager
                              Aircraft, Vessels & Industrial Machinery Division

         If to NKP to:

         NKK Plant Engineering Corporation
         3 Benten-Cho, Tsurumi-ku
         Yokohama, Japan 230

                Attention:   Kosaku Watando,
                              Director, R&D Department

         If to MMT:

         Molten Metal Technology, Inc.
         400-2 Totten Pond Road
         Waltham Massachusetts 02154

                Attention:   William M. Haney, III,
                              President and Chief Executive Officer
                             Ethan E. Jacks, Esq.,
                              Vice President and General Counsel

         17.3. Entire Agreement. This Agreement (including the Exhibits hereto) together with the Related Agreements contains the entire understanding of the parties hereto and thereto, except as provided below supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, including but not limited to the Letter of Intent dated February 15, 1996. This Agreement shall not be amended except by a written instrument hereafter signed by all of the parties hereto. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. The parties further acknowledge and agree that, in entering into this Agreement and the Related Agreements, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.

         17.4. Governing Law, Etc. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, all rights and remedies being governed by such laws, without regard to its conflict of laws rules, and, to the extent applicable, federal laws of the United States of America.

                                        *



         17.5. Waiver of Jury Trial. Each of Nichimen, NKP and MMT hereby irrevocably waives any rights that they may have to a trial by jury in respect of any litigation based upon, or arising out of, this Agreement or any of the Related Agreements or any course of conduct, course of dealing, statements or actions of any of them relating thereto.

         17.6. Waiver of Certain Damages. Each of the parties hereto to the fullest extent permitted by law irrevocably waives any rights that they may have to punitive, special, exemplary or consequential damages in respect of any litigation based upon, or arising out of, this Agreement or any Related Agreement or any course of conduct, course of dealing, statements or actions of any of them relating thereto.


                                       25
*Confidential treatment has been requested for this portion of Exhibit 10.46.

         17.7. Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

         17.8. Assigns. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Except as provided in this Section 17.8, neither this Agreement and the Related Agreements nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto or thereto. Any Partner may assign its rights and obligations under this Agreement and the Related Agreements to a wholly-owned Subsidiary of such Partner provided that:
(i) such Subsidiary agrees in writing to be bound by all of the provisions of this Agreement and the Related Agreements as if it were a signatory thereto;
(ii) such Partner executes a Limited Guaranty guaranteeing the performance by such Subsidiary of its obligations under this Agreement and the Related Agreements; and (iii) such Partner provides written notice of such assignment and a fully-executed copy of the Limited Guaranty to the JV and each of the other Partners.

         17.9. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the Partners, any rights or remedies under or by reason of this Agreement.

         17.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17.11. Dispute Resolution. All disputes or claims arising under or in any way relating to this Agreement shall be subject to the Dispute Resolution Agreement.

         17.12. Construction; English Version Controlling. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. In case of any conflict between the English version and any translated version of this Agreement or any Related Agreement, the English version shall govern.

         17.13. Severability. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

         17.14. Payments in U.S. Dollars. Unless otherwise expressly agreed in writing by MMT, all payments to MMT from or in connection with the JV shall be made in U.S. dollars.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

                                   NICHIMEN CORPORATION


                                   By:     /s/ Shunro Itoh
                                           ------------------------------------
                                   Name:   Shunro Itoh
                                   Title:  Vice President


                                   NKK PLANT ENGINEERING CORPORATION


                                   By:     /s/ Takeo Katsu
                                           ------------------------------------
                                   Name:   Takeo Katsu
                                   Title:  President


                                   MOLTEN METAL TECHNOLOGY, INC.


                                   By:     /s/ William M. Haney, III
                                           ------------------------------------
                                   Name:   William M. Haney, III
                                   Title:  President and Chief Executive Officer

                                    EXHIBITS


Exhibit A    -     Form of Articles of Incorporation

Exhibit B    -     Form of CEP Plant Purchase and Sale Agreement

Exhibit C    -     Form of Dispute Resolution Agreement

Exhibit D    -     Illustration of Initial Business Paradigm

Exhibit E    -     Form of License Agreement

Exhibit F    -     Form of Limited Guaranty

                                     Exhibit A to Joint Venture Master Agreement



                            ARTICLES OF INCORPORATION


                          CHAPTER 1. GENERAL PROVISIONS


ARTICLE 1.      (CORPORATE NAME)

        The name of the Company shall be Yugen Kaisha CEREX CEP JAPAN, and in English it shall be Yugen Kaisha (LLP) CEREX CEP JAPAN.


ARTICLE 2.      (PURPOSE)

        The purpose of the Company shall be to engage in the following businesses:

1. Import, export and domestic sale of industrial and general waste processing and recycling plants for the processing and recycling of ash from the incineration of municipal and industrial waste;

2. Construction, operation, maintenance and consulting services for industrial and general waste processing and recycling plants for the processing and recycling of ash from the incineration of municipal and industrial waste;

3. Processing and recycling of ash from the incineration of municipal and industrial waste; and

4.      Any business incidental to the foregoing.


ARTICLE 3.      (LOCATION OF HEAD OFFICE)

        The Company's head office shall be located at 3, Benten-cho, Tsurumi-ku, Yokohama, Kanagawa Prefecture.


ARTICLE 3-2.    (METHOD OF NOTICE)

        Notices of the Company to all Members shall be sent by registered mail to those Members residing in Japan and by registered express airmail, return receipt requested, to those Members residing outside Japan.

ARTICLE 4.      (TOTAL AMOUNT OF CAPITAL)

        The total amount of the capital of the Company shall be (Y)51,000,000.


                      CHAPTER 2. MEMBERS AND CONTRIBUTIONS


ARTICLE 5.     (NUMBERS OF SHARES AND AMOUNT THEREOF)

        The capital amount of the Company shall be divided into 1,020 shares, and the amount of one share shall be (Y)50,000.

ARTICLE 6.      (NAMES, ADDRESSES AND CONTRIBUTIONS OF MEMBERS)

        The names and addresses of the Members and their contributions shall be as set forth below:

        510 shares: Nichimen Corporation
                    2-2, Nakanoshima 2-chome, Kita-ku, Osaka

        510 shares: NKK Plant Engineering Corporation
                    1-1, Ono-cho, Tsurumi-ku, Yokohama-shi, Kanagawa Prefecture


                      CHAPTER 3. GENERAL MEETING OF MEMBERS


ARTICLE 7.      (GENERAL MEETINGS OF MEMBERS)

        General Meetings of the Company shall be the ordinary meetings and special meetings. An ordinary meeting shall be held in April each year, and a special meeting shall be held whenever necessary.


ARTICLE 8.      (CONVOCATION OF GENERAL MEETINGS)

1. A General Meeting shall be convened by the Director who shall be President.

2. In order to convene a General Meeting, a notice shall be given to each Member at least fourteen (14) days prior to the date set for the meeting, unless each Member waives such period.

ARTICLE 8-2.    (CONVOCATION BY MINORITY MEMBER)

        A Member or Members holding 25% or more of the shares of the Company shall be entitled to demand that the President convene the General Meeting, by submitting a document stating the subject of the meeting and the reasons for convocation.


ARTICLE 9.      (CHAIRMAN)

        The Chairman of the General Meeting shall be the Director who shall be President, and in the event that he or she is unable to act, another Director shall take his or her place.


ARTICLE 10.     (RESOLUTION)

1. A resolution of a General Meeting shall be adopted by the majority of the votes held by the Members present, unless otherwise provided by law, ordinance or these Articles of Incorporation.

2. Adoption of any resolution on the following matters requires the affirmative vote of all of the Members of the Company:

           (i)  increase in share capital;

          (ii)  approve transfer of shares by a Member;

         (iii) transfer, lease or otherwise dispose of any part of the Company's business;

          (iv) assume any security interest or other encumbrance upon any of the property of the Company;

           (v) make any expenditures to acquire fixed assets or make any capital expenditures or other investment involving a sum in excess of(Y)_______;

          (vi) owe any monetary obligations for borrowed money or otherwise or guarantee any obligation in an amount in excess of(Y)_______;

         (vii)  loan or make other extensions of credit to any other person;

        (viii) redeem any contribution of the Company, or declare any dividends thereon;

         (ix) approve remuneration, bonus or retirement allowances for any member of the Board of Directors or Statutory Auditor;

          (x) enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve the Company; and

         (xi)   amend or supplement these Articles of Incorporation.


ARTICLE 11.     (VOTING RIGHTS)

        Each Member shall have one voting right for one share of the contribution.


ARTICLE 12.     (MINUTES)

        The minutes shall be prepared for a General Meeting in order to keep a record of matters discussed and the results thereof, and shall bear the names and seals of the Chairman and all of the Directors present at the meeting.


                               CHAPTER 4. OFFICERS


ARTICLE 13.     (NUMBER OF DIRECTORS AND STATUTORY AUDITOR)

        The number of Directors of the Company shall be not more than four (4), and the number of Statutory Auditors shall be one (1).


ARTICLE 14.     (ELECTION OF DIRECTORS AND STATUTORY AUDITOR)

        The Directors and Statutory Auditor of the Company shall be elected from among the Members of the Company at a General Meeting of Members.


ARTICLE 15.     (PRESIDENT AND REPRESENTATIVE DIRECTOR)

        The Company shall have one (1) President, who shall be determined by election by Directors from among them.

ARTICLE 16.     (REMUNERATION)

        The Directors and Statutory Auditor shall not be paid any remuneration.


                              CHAPTER 5. ACCOUNTING


ARTICLE 17.     (BUSINESS TERM)

        The business term of the Company shall consist of two terms a year, from March 1 to August 31 (first half) and from September 30 to the end of February of the following year (second half).


ARTICLE 18.     (DIVIDEND TO MEMBERS)

        The dividend payable to the Members shall be paid to the Members as of the close of each business term.


                       CHAPTER 6. SUPPLEMENTAL PROVISIONS


ARTICLE 19.     (FIRST BUSINESS TERM)

        The first business term of the Company shall be from the date of incorporation of the Company to February 28, 1998.


ARTICLE 20.     (OFFICERS AT THE TIME OF INCORPORATION)

        The Officers at the time of the incorporation shall be as set forth below:

              Director:      Ituro Hashimoto
              Director:      Katsunori Terasawa
              Representative-Director:     Ituro Hashimoto
              Statutory Auditor:           Zukitaka Nakamura

ARTICLE 21.     (GOVERNING LAW)

        Any matter not provided in these Articles of Incorporation shall be governed by the Yugen Kaisha Ho (Law of Yugen Kaisha) and other laws and ordinances.

        IN WITNESS WHEREOF, in order to incorporate Yugen Kaisha CEREX CEP JAPAN, these Articles of Incorporation shall be prepared, with Members affixing their names and seal impressions.



March 13, 1997


        Member:  Nichimen Corporation

                    Representative Director:   You Watari  (seal)


        Member:  NKK Plant Engineering Corporation

                    Representative Director:   Takeo Katsu  (seal)


                       (seal of Nichimen) (seal of NKK Plant)

                                    Exhibit B to Joint Venture Master Agreement*


                      CEP PLANT PURCHASE AND SALE AGREEMENT

        This is a CEP Plant Purchase and Sale Agreement, dated as of March 31, 1997 (the "Agreement"), between Yugen Kaisha (LLP) Cerex CEP Japan , a Japanese close corporation (the "JV"), Nichimen Corporation, a Japanese corporation ("Nichimen"), and Molten Metal Technology, Inc. a Delaware corporation ("MMT").

        WHEREAS, MMT, Nichimen and NKK Plant Engineering Corporation ("NKP") have entered into a Joint Venture Master Agreement, dated as of October 30, 1996 (as in effect from time to time, the "JV Agreement"), pursuant to which MMT, Nichimen and NKP formed the JV to commercialize MMT's proprietary processing technology known as Catalytic Extraction Processing (or CEP) by marketing, demonstrating, selling, operating and sublicensing CEP facilities in Japan for the processing of MSW Incinerator Ash produced by municipal incinerators in Japan and under certain circumstances for the processing of Industrial Incinerator Ash produced from the incineration of Japanese industrial waste in Japan;

        WHEREAS, in the JV Agreement, MMT and Nichimen agreed to enter into, and MMT, Nichimen and NKP agreed to cause the JV to enter into, this Agreement;

        WHEREAS, MMT and the JV have entered into a License Agreement, dated as of March 31, 1997 (as in effect from time to time, the "License Agreement"), pursuant to which MMT licensed to the JV the exclusive right to sell, own and operate CEP plants in Japan for the processing of MSW Incinerator Ash produced by municipal incinerators in Japan and under certain circumstances for the processing of Industrial Incinerator Ash produced from the incineration of Japanese industrial waste in Japan;

        WHEREAS, the JV has agreed to purchase the first CEP plant to be used in Japan for the processing of MSW Incinerator Ash pursuant to the terms and conditions hereof; and

        WHEREAS, pursuant to the JV Agreement, Nichimen has agreed to act as the sole importer of CEP Plants for the JV, and accordingly has agreed to act as the importer of the CEP plant to be purchased by the JV hereunder.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MMT, Nichimen and the JV agree as follows:

1.      Defined Terms

        In addition to the defined terms found elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:

        "Construction Services" means the design, engineering, procurement and construction services to be provided by MMT pursuant to this Agreement.


*Confidential treatment has been requested for certain portions of this Exhibit 10.46.

        "Fixed Price" has the meaning set forth in Section 3.1.

        "Transportation and Logistics Services" means the importing, transportation, logistics and related services to be provided by Nichimen pursuant to this Agreement.

        "Installation and Operations Consulting Services" means the installation, commissioning and start-up consulting services to be provided by MMT pursuant to this Agreement after the Project has been delivered to the Project Site.

        "Japan Performance Test" means the Performance Test to be performed by the JV in Japan pursuant to Section 5.4.

        "MMT Services" means, collectively, Construction Services, Installation and Operations Consulting Services and Training Services.

        "MSW Incinerator Ash" means the ash by-product captured in the gas-handling train of an incinerator after the incineration of Municipal Waste (fly ash), and the ash by-product captured at the bottom of an incinerator (bottom ash) after the incineration of Municipal Waste.

        "Municipal Waste" means waste that is typically generated by households, retail facilities or business offices and that is processed at municipal waste incinerators in Japan.

        "Project" means the CEP Plant to be designed, engineered and constructed by MMT pursuant to this Agreement, as more fully described on Exhibit A hereto.

        "Project Site" means the initial location of the Project in Japan.

        "Related Agreements" means this Agreement, the JV Agreement, the License Agreement, the Dispute Resolution Agreement, the Articles of Incorporation, and any Limited Guaranty, each as amended from time to time, and any other agreement between any of the JV, Nichimen, NKP or MMT relating to the JV which specifies that it is a Related Agreement for purposes of this Agreement.

        "Running Costs" means

                                        *


        "Training Services" means the training, technical support and related services to be provided by MMT from time to time to personnel hired or engaged by the JV to operate the Project, both in connection with the start-up of the Project and its continued operation.

----------
*Confidential treatment has been requested for this portions of Exhibit 10.46.

        "U.S. Performance Test" means the Performance Test to be performed by MMT in the United States on the MX-1 demonstration CEP plant pursuant to Section 5.1.

        Capitalized terms used without definition herein shall have the meanings ascribed to such terms in the License Agreement.

2.      Scope of Services

        2.1       Pursuant to this Agreement, MMT shall:

                  (i) design, engineer and construct the Project until the Project is ready for shipment from the United States to Japan;

                  (ii) mount the Project components on skids which, to the extent possible, have been designed to fit into standard 20 foot and 40 foot containers, prepare the Project for shipment in seaworthy export packing, and load the Project on shipping trucks;

                  (ii) provide such Installation and Operations Consulting Services as are necessary to make the Project operational in Japan, to the mutual satisfaction of the JV and MMT; and

                  (iii) provide such initial and ongoing Training Services as are necessary, in MMT's sole judgment, to ensure that the personnel hired or engaged by the JV to operate the Project are technically proficient.

        2.2 Pursuant to this Agreement, Nichimen shall provide all necessary services and logistics for the importation of the Project into Japan, including land and ocean transportation, marine insurance and customs clearance. Prior to the time that the Project is loaded into containers for shipment, Nichimen and NKP shall have the right to conduct a reasonable inspection of the Project and the components thereof. From the time that Nichimen takes possession of the Project for shipment until it is delivered to the Project Site, Nichimen shall be responsible for any damage which may occur to the Project.

3.      Price and Payment Terms

        3.1 MMT shall perform the Construction Services for a fixed price of seven million nine hundred thousand dollars ($7,900,000) (the "Fixed Price"), free on truck "ex works," subject to changes in the Project or the scope of the Construction Services pursuant to Article 4. The following amounts shall become payable to MMT for the Construction Services in accordance with the following schedule:

                                                                     Anticipated
           Event                                    Payment             Date
           -----                                    -------          -----------


Upon execution of this Agreement                  $1,975,000         November 1996

Upon start-up of the MX-1 demonstration
CEP plant being constructed by MMT in
Fall River, Massachusetts                         $1,580,000         May 1997

Upon completion of Performance Test on
MX-1 demonstration CEP plant                      $1,975,000         October 1997

Upon shipment of the Project from the U.S.        $  790,000         December 1997

Upon completion of Performance Test in Japan      $1,580,000         March 1998

The dates set forth in the foregoing table are anticipated dates and MMT shall not be deemed to be in breach of this Agreement or otherwise liable to the JV or Nichimen for any costs incurred by either of them as a result of MMT's failure to meet any such anticipated date, provided that if the Project is not made available for shipment from the United States by January 31, 1998, the JV shall have the right to negotiate a commercially reasonable penalty for any period of delay after January 31, 1998. The foregoing provision shall not apply if any such delay is the result of any action taken by MMT, with the consent of Nichimen and NKP.

       3.2 Installation and Operations Consulting Services and Training Services shall be provided on the terms and at the costs set forth in Section
8.6 of the License Agreement.

        3.3 Payment for Construction Services shall be made within two (2) days of the date set forth on the payment schedule in Section 3.1. Payment for Installation and Operations Consulting Services and Training Services are fifteen (15) days from the date of MMT's invoice.

        3.4 Nichimen shall perform the Transportation and Logistics Services for a trading commission equal to *

4.      Changes and Modifications

        Upon mutual agreement of the JV and MMT, the scope of the Project or the Construction Services may be changed. Any such change will be evidenced in a written amendment to or other modification to this Agreement, signed by all of the parties. If any such changes will cause the price of the Project to exceed the Fixed Price, such amendment shall reflect the new Fixed Price for the Project, as so changed.

5.      Performance Tests

        5.1 During 1997, MMT shall perform a performance test (the "U.S. Performance Test") on the MX-1 demonstration CEP plant in the United States over a seven (7) day period

----------
*Confidential treatment has been requested for this portions of Exhibit 10.46.

(the "U.S. Test Period") to determine whether the MX-1 meets the following criteria (the "U.S. Performance Criteria"):




                                        *





        5.2 During the U.S. Test Period, MMT shall collect samples and measurements to determine whether throughput, product specifications and utility consumption figures are being met. If the performance of the MX-1 as determined by the average of these measurements collected during the U.S. Test Period meets the specifications set forth in the U.S. Performance Criteria, the U.S. Performance Test shall be deemed satisfactorily completed, and MMT shall thereupon give written notice to that effect to the JV, Nichimen and NKP. If the JV agrees that the MX-1 has met the U.S. Performance Test, the JV shall execute and return to MMT one copy of an acceptance letter to be provided by MMT. If the JV does not agree that the MX-1 has met the U.S. Performance Test, the JV shall notify MMT of such disagreement within ten (10) days from receipt of MMT's notice, stating the specific reasons therefor. The JV shall be deemed to have accepted the results of the U.S. Performance Test if the JV has failed to respond to MMT's notice within the foregoing ten-day period.

        5.3 If the performance of the MX-1 during the U.S. Performance Test does not meet the U.S. Performance Criteria, MMT, at its own expense, shall make such changes in the MX-1 as it deems necessary to make the MX-1 meet the U.S. Performance Criteria. Thereafter, the U.S. Performance Test shall be repeated as required until such time as the performance of the MX-1 has met the U.S. Performance Criteria.

        5.4 As soon as practicable after the Project has been installed at the Project Site, the JV, with the assistance of NKP, shall perform a performance test (the "Japan Performance Test") in Japan over a seven (7) day period (the "Japan Test Period") to determine whether the Project meets the following criteria (the "Japan Performance Criteria"):


                                        *


----------
*Confidential treatment has been requested for this portions of Exhibit 10.46.

                                        *

        5.5 During the Japan Test Period, the JV shall collect samples and measurements to determine whether throughput, product specifications and utility consumption figures are being met. If the performance of the Project as determined by the average of these measurements collected during the Japan Test Period meets the specifications set forth in the Japan Performance Criteria, the Japan Performance Test shall be deemed satisfactorily completed, and the JV shall thereupon give written notice to that effect to MMT, Nichimen and NKP.

        5.6




                                        *






6.      Equipment Warranty

        6.1




                                        *




        6.2 The warranty set forth in Section 6.1 shall not apply to (i) items designed to be consumed or subject to normal wear while undergoing normal operation, including but not limited to refractories and tuyeres, or (ii) any equipment which, after delivery, has been subject to abuse, accident, alterations by anyone other than persons authorized by MMT, improper storage or installation, misuse in its applications, improper maintenance or failure to observe the operating instructions.

        6.3 MMT's obligation under the warranty set forth in Section 6.1 shall be limited solely to repair or replacement of defective products. Before MMT undertakes any obligation to

----------
*Confidential treatment has been requested for this portions of Exhibit 10.46.

remedy defects, the JV must give written notice of its claim within fifteen (15) days after discovery within the warranty period. The decision on the remedy to any claim will rest solely with MMT. In no event shall MMT's liability for any and all losses and damages to the JV resulting from defective equipment exceed the cost of repair and/or replacement of the defective parts. MMT shall use attempt to cause the manufacturer of any repaired or replaced equipment to provide an extended warranty for such equipment.

7.      Limitations; Exclusive Remedy

        EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 5 AND ARTICLE 6, MMT MAKES NO WARRANTY, REPRESENTATION OR GUARANTEE OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                        *



IN NO EVENT SHALL MMT BE LIABLE FOR INDIRECT OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR DOWN TIME OF THE PROJECT.

8.      Monitoring By MMT; Access to Project Site; Operation of Project

        At any time and from time to time after the execution of this Agreement, upon the request of MMT, the JV shall permit MMT to have access to the Project and the Project Site for the purpose of (i) performing such MMT Services as are required to be performed at the Project Site; (ii) observing the JV's operation of the Project; (iii) ensuring that the JV is operating the Project properly and within the safety parameters established by MMT and in conformance with all applicable permits, laws and regulations; and (iv) any other reasonable purpose. At all times, the JV shall use and operate the Project in a manner consistent with the terms and conditions of the License Agreement.

9.      Safety

        With respect to any MMT Services performed by MMT on the Project Site, the following provisions shall apply:

        9.1 The safety of all persons employed or engaged by MMT who enter upon the Project Site or other property of the JV for reasons relating to this Agreement ("MMT's Agents"), shall be the sole responsibility of the JV, provided that MMT shall take reasonable measures and precautions to prevent injuries to or the death of any of MMT's Agents. MMT

----------
*Confidential treatment has been requested for this portions of Exhibit 10.46.

shall confine MMT's Agents to that portion of the Project Site or the JV's premises where the MMT Services are to be performed.

        9.2 The JV shall ensure that MMT's agents are provided with all safeguards and warnings necessary to protect such persons against any conditions on the Project Site or the JV's premises which could be dangerous and to prevent accidents of any kind whenever MMT Services are being performed. The JV shall provide MMT's Agents with any and all applicable safety rules, policies and procedures in effect on the Project Site or the JV's premises.

10.     Permits and Licenses

        The JV shall secure and pay for all licenses and permits which may be required to comply fully with all laws, ordinances, and regulations of the proper public authorities in connection with the installation and operation of the Project, and shall operate the Project in accordance with such licenses, permits, laws, ordinances and regulations.

11.     Indemnity

        11.1 The JV agrees to indemnify, defend and save harmless MMT, its affiliates, agents and subcontractors, and their respective officers, employees, or agents (collectively, the "Indemnitees"), from and against all claims, demands, actions, damages, actions, causes of action, losses, costs, expenses or penalties (including costs of defense, settlement and reasonable attorney's fees), including but not limited to death or bodily injury to any person, destruction of property of whatever kind, or any contamination of or adverse effect on the environment or any violation of environmental laws, regulations or orders (collectively, "Losses"), which arise out of or in connection with (a) the ownership, use or operation of the Project by the JV; (b) any breach by the JV of any term or provision of this Agreement; and (c) the JV's failure to comply with any applicable permit, license, law, rule, regulation, ordinance or order governing the operation of the Project. In connection with any demands, claims or any other legal proceedings covered by this Section 11.1, the JV shall have the right to control the defense thereof, provided that MMT retains the right to be represented, at its sole option, by attorneys of its own selection. The exercise of this right to select its own attorneys will in no way detract from or release the JV from its obligation to indemnify and hold MMT harmless hereunder.

        11.2



                                        *

----------
*Confidential treatment has been requested for this portions of Exhibit 10.46.

12.     Insurance

        12.1 After delivery of the Project to the JV, the JV will maintain, at its expense, property and primary and third party liability insurance for the Project and such other insurance as shall be required by Japanese law or agreement of the Board of Directors of the JV. The Board of Directors shall determine the appropriate insurance to be maintained by the JV

        12.2 All such insurance policies shall name MMT as an additional insured. The JV agrees to furnish to MMT certificates of insurance, issued by such insurance companies, which shall provide that the insurance company agrees to notify MMT in writing ten (10) days in advance of any material change in, or cancellation of, any of the insurance described in such certificates. The obligation of the JV to provide the insurance hereinabove specified shall not limit in any way the liability or obligations assumed by MMT elsewhere in this Agreement.

13.     Termination; Exclusive Remedy for Breach

        13.1 MMT may terminate this Agreement in the event of a breach by the JV of the provisions of Articles 3, 8, 9, or 12 hereof.

        13.2



                                        *




14.     Miscellaneous

        14.1. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication, as follows:

        If to the JV to:

        c/o NKK Plant Engineering Corporation
        3 Benten-Cho, Tsurumi-ku
        Yokohama, Japan 230

               Attention:  Kosaku Watando,
                            Director, R&D Department

----------
*Confidential treatment has been requested for this portions of Exhibit 10.46.

        If to Nichimen to:

        Nichimen Corporation
        1-23, Shiba 4-Chome
        Minato-ku, Tokyo, Japan 108

               Attention:     Ituro Hashimoto,
                               Deputy Senior General Manager
                               Aircraft, Vessels & Industrial Machinery Division

        If to MMT:

        Molten Metal Technology, Inc.
        400-2 Totten Pond Road
        Waltham Massachusetts 02154

               Attention:     William M. Haney, III,
                               President and Chief Executive Officer
                              Ethan E. Jacks, Esq.,
                               Vice President and General Counsel

        14.2 This Agreement (including the Exhibits hereto) together with the Related Agreements contains the entire understanding of the parties hereto and thereto, except as provided below supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, including but not limited to the Letter of Intent dated February 15, 1996. This Agreement shall not be amended except by a written instrument hereafter signed by all of the parties hereto. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. The parties further acknowledge and agree that, in entering into this Agreement and the Related Agreements, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.

        14.3 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, all rights and remedies being governed by such laws, without regard to its conflict of laws rules, and, to the extent applicable, federal laws of the United States of America.

        14.4 Each of the JV, Nichimen and MMT hereby irrevocably waives any rights that they may have to a trial by jury in respect of any litigation based upon, or arising out of, this agreement or any of the Related Agreements or any course of conduct, course of dealing, statements or actions of any of them relating thereto.

        14.5 The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

        14.6 This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement and the Related Agreements nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto or thereto.

        14.7 Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the Partners, any rights or remedies under or by reason of this Agreement.

        14.8 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        14.9 All disputes or claims arising under or in any way relating to this Agreement shall be subject to the Dispute Resolution Agreement.

        14.10 The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. In case of any conflict between the English version and any translated version of this Agreement or any Related Agreement, the English version shall govern.

        14.11 The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

        14.12 The provisions of Article 5, 6, 8, 9, 10, and 11 of the License Agreement are specifically incorporated into and made a part of this Agreement.

        14.13 Unless otherwise expressly agreed in writing by MMT, all payments to MMT under this Agreement shall be made in U.S. dollars.

        14.14 MMT and the JV acknowledge that the terms of this Agreement, including the performance test, warranty, limitation of liability and indemnification provisions hereof, have been agreed upon solely in connection with the sale of the Project contemplated by this Agreement. Such terms shall not, unless the parties otherwise agree, constitute precedents for the terms of agreements for sales of commercial CEP Plants to be made by MMT to the JV.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their duly authorized representatives as of the date first set forth herein.

                                   YUGEN KAISHA (LLP) CEREX CEP JAPAN


                                   By:
                                        ---------------------------------------
                                        Ituro Hashimoto
                                        President-Director


                                   NICHIMEN CORPORATION


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   MOLTEN METAL TECHNOLOGY, INC.


                                   By:
                                        ---------------------------------------
                                        William M. Haney, III
                                        President and Chief Executive Officer

                                    Exhibit C to Joint Venture Master Agreement*


                          DISPUTE RESOLUTION AGREEMENT


         THIS DISPUTE RESOLUTION AGREEMENT is made and entered into as of this 31st day of March, 1997 by and among Nichimen Corporation, a Japanese corporation ("Nichimen"), NKK Plant Engineering Corporation, a Japanese corporation ("NKP"), Molten Metal Technology, Inc., a Delaware corporation ("MMT"), and Yugen Kaisha (LLP) Cerex CEP Japan, a Japanese close corporation (the "JV").

         WHEREAS, Nichimen, NKP and MMT are parties to a Joint Venture Master Agreement dated as of October 30, 1996 (as in effect from time to time, the "JV Agreement"), pursuant to which they have agreed to form the JV in order to commercialize CEP by marketing, demonstrating and operating CEP Plants, and sublicensing CEP technology to Nichimen, NKP and appropriate third parties to permit them to sell and operate CEP Plants, for the processing of MSW Incinerator Ash produced from the incineration of Japanese municipal waste in Japan; and

         WHEREAS, in the JV Agreement, Nichimen, NKP and MMT agreed to enter into, and to cause the JV to enter into, this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. Defined terms used in this Agreement without definition have the meanings given to such terms in the JV Agreement. In addition, the following defined terms have the following meanings:

         "Agreement" means this Dispute Resolution Agreement, including the preamble and premises and any exhibits and schedules hereto, as in effect from time to time.

         "Covered Disputes" has the meaning set forth in Section 2.

         "Designated Representatives" has the meaning set forth in Section 3.3.

         "Mediator" has the meaning set forth in Section 3.4.

         "Notice Date" has the meaning set forth in Section 3.1.

         "Noticed Dispute" has the meaning set forth in Section 3.1.

         "Permitted Litigation" has the meaning set forth in Section 3.2.

         "Related Agreements" means this Agreement, the JV Agreement, the License Agreement, the Charter Documents, the CEP Plant Agreement, and any Limited Guaranty, each as amended


* Confidential treatment has been requested for certain portions of this Exhibit 10.46.

from time to time, and any other agreement between any of the JV, Nichimen, NKP or MMT relating to the JV which specifies that it is a Related Agreement for purposes of this Agreement.

         "Requesting Party" has the meaning set forth in Section 3.1.

         "Settlement Information" has the meaning set forth in Section 3.5.1.

         2. Covered Disputes. The dispute resolution procedures provided for in this Agreement shall apply to all disputes which may arise among any of the parties hereto with regard to any aspect of the interpretation or performance of any of the Related Agreements, or any aspect of or circumstance relating to the negotiations, preparation, execution of any of the Related Agreements or any aspect of the relationship contemplated by the JV Agreement. Such disputes subject to this Agreement are referred to herein as "Covered Disputes."

         3. Dispute Resolution Procedures.

         3.1. Notice and Invocation of Mediation Procedures. The procedures provided for by this Agreement shall not apply to any Covered Dispute unless and until either the JV, Nichimen, NKP or MMT (a "Requesting Party") shall have given written notice invoking the mediation procedures contained herein to each other party to the Covered Dispute. Such notice shall specify in reasonable detail the dispute to which it is intended to apply. Such dispute is hereinafter referred to as a "Noticed Dispute." The effective date of delivery of such notice is referred to herein as the "Notice Date."

         3.2. Stay of Litigation Upon Election of Mediation; Tolling. (a) Each of the parties hereto agrees that it will not commence any litigation relating to any Covered Dispute unless prior thereto such party has engaged in the mediation procedures contemplated by this Section 3 with respect to such Covered Dispute, except that any party shall be entitled to exercise any remedy in connection with such Covered Dispute if such party reasonably believes that a statute of limitations or other similar statute or doctrine will bar its claim or claims unless a judicial proceeding is commenced or that its rights cannot be protected other than through immediate injunctive or equitable relief (collectively, "Permitted Litigation").

              (b) In the event that the Requesting Party delivers a notice of a Noticed Dispute, each party hereto shall refrain from commencing any litigation relating to the Noticed Dispute against any other party to this Agreement, except for any Permitted Litigation. Such stay shall remain in effect until the earlier of (i) sixty (60) days after the Notice Date, (ii) completion of the dispute resolution process without settlement of the Noticed Dispute, or (iii) written agreement by all parties to discontinue the dispute resolution procedures. If any litigation (other than Permitted Litigation) is pending at the time of the notice, the parties shall each take appropriate steps, including all necessary filings with the court having jurisdiction over such litigation to suspend such litigation for the period of the stay provided for by this Section
3.2. During the pendency of the stay of litigation provided for in this Section 3.2, all statutes of limitation which may be applicable to the Noticed Dispute shall be tolled as between or among the parties hereto.

         3.3. Negotiation. Within five (5) days after the Notice Date, each party to such Noticed Dispute shall designate in writing to the other parties the name of one of its senior executive officers who shall be its "Designated Representative" in the dispute resolution proceedings. Designation by any party of its Designated Representative shall constitute a representation by such party that its Designated Representative has full power and authority to bind such party to any compromise of the Noticed Dispute or any release of rights in connection therewith. The Designated Representatives shall negotiate in good faith for ten (10) days to resolve such Noticed Dispute.

         3.4. Third Party Mediator. In the event that the Designated Representatives are unable to resolve the Noticed Dispute, then within twenty
(20) days after the Notice Date, the parties shall mutually appoint a neutral third party mediator (the "Mediator"). In selecting the Mediator, the parties shall select someone with substantial experience in corporate and partnership legal matters. If the parties are unable to agree upon the Mediator by the 20th day following the Notice Date, any party may obtain the appointment of the Mediator by Endispute/J.A.M.S. or its successor (or if such organization shall no longer exist or shall refuse to act) by any court of competent jurisdiction. Thereafter the parties to such Noticed Dispute shall use good faith efforts for thirty (30) days to mediate the Noticed Dispute using the services of the Mediator. In the event the parties have not resolved the Noticed Dispute within such thirty (30) day period, the dispute resolution procedures shall be deemed completed, and any litigation stay shall terminate.

         3.5. Confidentiality; Use in Litigation.

              3.5.1. All statements, disclosures, submissions, and other communications made by a party in the course of mediation of a Noticed Dispute (collectively, "Settlement Information") shall be confidential information and shall not be disclosed to any Person other than the employees, officers, counsel and consultants directly involved in the Noticed Dispute, and each party in receipt of Settlement Information shall require all persons to whom it is permitted to disclose Settlement Information to make a similar nondisclosure commitment for the benefit of and enforceable by the party providing Settlement Information. Such nondisclosure obligation shall remain in effect for a period of six years from the date of disclosure.

              3.5.2. Prior to commencing the mediation process, the parties shall require the Mediator to sign a confidentiality agreement in which he or she commits, for the benefit of and on a basis which is enforceable by each party and its respective Affiliates, that he or she will hold the Settlement Information confidential and not disclose it to any party other than the parties and their respective Affiliates, counsel and advisors and agents involved in the Noticed Dispute except under order of disclosure by a court of competent jurisdiction or pursuant to a written authorization signed by the party or parties providing the Settlement Information which is to be disclosed. Each party agrees that it will not and it will not cause or permit any of its Affiliates to seek a court order requiring testimony in any court or other proceeding by the Mediator, with respect to any matter.

              3.5.3. All Settlement Information shall be deemed to be statements made in the furtherance of settlement negotiations and, as such, shall not be admissible in any litigation or proceeding; provided, that, no party shall be prevented from obtaining discovery concerning or offering evidence of facts disclosed in Settlement Information from sources other than disclosures made in mediation, to the extent otherwise permissible by law.

         4. Fees and Expenses of Mediator. The fees and expenses of the Mediator shall be divided equally among Nichimen, NKP and MMT.

         5. Scope of Obligation; Specific Performance. The parties are agreeing to utilize the settlement procedures outlined above in a good faith effort to provide for a speedy and economical means of resolving disputes. However, the parties agree that no party shall be in default or in breach hereof for failure to adhere to any of the procedures outlined above except that (i) compliance with the procedures hereof in full when and as required shall be a condition precedent to the other party's obligation to continue its participation in the negotiation and mediation procedures and (ii) either party may obtain an order of specific performance in respect of the other party's obligation under Sections 3.2, 3.5.1, 3.5.2, and 3.5.3 and an award of money damages in respect of Section 4. In addition, nothing herein shall be construed to require any party to agree to any particular settlement of a dispute. It is the intention of the parties that this Agreement be purely procedural in nature. Its purpose is to ensure that the possibilities of settlement are fully explored by the parties with the aid of a neutral mediator before either party resorts to or continues the prosecution of litigation.

         6.


                                        *





         7.   Miscellaneous.

         7.1. Entire Agreement. This Agreement together with the Related Agreements constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and merges and replaces all prior negotiations, discussions, offers, representations, warranties, covenants, and agreements of the parties in respect of such subject matter.

         7.2. Amendment; Waiver. This Agreement may be amended only by a written instrument signed by all parties. The failure of any party to insist on one or more occasions upon strict performance by the other party of any its obligations hereunder shall not constitute a waiver, release, or amendment of such party's right to insist upon strict performance of such obligation on future occasions.


--------
* Confidential treatment has been requested for this portion of Exhibit 10.46.

         7.3. Notices. Notices given to either of the parties pursuant to, or in connection with, this Agreement shall be effective upon delivery and shall be transmitted by manual delivery, certified or registered mail with return receipt requested or express courier at the address set forth below in respect of each party:

         If to Nichimen to:

         Nichimen Corporation
         1-23, Shiba 4-Chome
         Minato-ku, Tokyo, Japan 108

                  Attention:  Ituro Hashimoto,
                               Deputy Senior General Manager
                               Aircraft, Vessels & Industrial Machinery Division

         If to NKP to:

         NKK Plant Engineering Corporation
         3 Benten-Cho, Tsurumi-ku
         Yokohama, Japan 230

                  Attention:  Kosaku Watando,
                               Director, R&D Department

         If to MMT to:

         Molten Metal Technology, Inc.
         400-2 Totten Pond Road
         Waltham, Massachusetts  02154

                  Attention:  William M. Haney, III, President
                                and Chief Executive Officer
                              Ethan E. Jacks, Esq., Vice President
                                and General Counsel\

         If to the JV to:

         c/o NKK Plant Engineering Corporation
         3 Benten-Cho, Tsurumi-ku
         Yokohama, Japan 230

                  Attention:  Kosaku Watando,
                               Director, R&D Department

         7.4. Governing Law, Etc. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, all rights and remedies being governed by such laws, without regard to its conflict of laws rules. MMT hereby agrees that any action brought by it against Nichimen, NKP or the JV shall be brought in Tokyo, Japan. Each of Nichimen, NKP and the JV hereby agrees that any action brought by it against MMT shall be brought in New York, New York.

         7.5. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OR ANY OF THEM RELATING THERETO.

         7.6. Waiver of Certain Damages. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

         7.7. Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

         7.8. Assigns. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement and the Related Agreements nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto.

         7.9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.10 Construction; English Version Controlling. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

         7.11 Severability. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

                             NICHIMEN CORPORATION


                             By:  ______________________________________________
                                  Ituro Hashimoto
                                  Deputy Senior General Manager
                                   Aircraft, Vessels & Industrial Machinery
                                   Division


                             NKK PLANT ENGINEERING CORPORATION


                             By:  ______________________________________________
                                  Kosaku Watando
                                  Director, R&D Department


                             MOLTEN METAL TECHNOLOGY, INC.


                             By:  ______________________________________________
                                  William M. Haney, III
                                  President and Chief Executive Officer

                             YUGEN KAISHA (LLP) CEREX CEP JAPAN


                             By:  ______________________________________________
                                  Ituro Hashimoto
                                  President-Director

                                                      Exhibit D to Joint Venture
                                                                Master Agreement



                           INITIAL BUSINESS PARADIGM





                    (JAPAN)                                                                                (USA)


    ___(End User Contract)__ __(Sub-license)___    ____________________________________(License)______________________
    |                      ||                 |    |                                                                 |
____|___________        ___||_______   _______|____|___       __________________                               ______|_________
    Client              Contractor        J/V                 Importer (Nichimen)                               Supplier (MMT)
________________        __________     ________________       __________________                               ________________
Local Government________   NKP    _____CEP Plant (Hard)_______  CEP Plant (Hard)_______________________________CEP Plant (Hard)
 Private Sector          Nichimen   |  CEP Plant (Soft)         CEP Plant (Soft)                  |            CEP Plant (Soft)
________________        __________  |  ________________       __________________                  |            _________________
                                    |                                                             |
                                    |                         (Free on Truck Ex Works)            |            (FOB MMT's Factory)
                                    |                                                             |            (Free on Truck)
                                    |                                                             |
                                    |  __________________                                         |
                                    |        NKP                                      ____________|_________________
                                    |  __________________                             Inland Transportation (JPN/USA)
                                    |  Engineering (Part)                             Ocean Freight/shipping Charge
                                    |__ Civil & Building                              Marine Insurance
                                          Installation                                Import Duty, etc. (if any)
                                       __________________                             _______________________________


                                    Exhibit E to Joint Venture Master Agreement*


                                LICENSE AGREEMENT

         This is a License Agreement, dated as of March 31, 1997 (the "Agreement"), by and between Molten Metal Technology, Inc., a Delaware corporation ("MMT"), and Yugen Kaisha (LLP) Cerex CEP Japan, a Japanese close corporation (the "JV").

         WHEREAS, MMT, Nichimen Corporation ("Nichimen"), and NKK Plant Engineering Corporation ("NKP") have entered into a Joint Venture Master Agreement, dated as of October 30, 1996 (as in effect from time to time, the "JV Agreement"), pursuant to which MMT, Nichimen and NKP formed the JV to commercialize MMT's proprietary processing technology known as Catalytic Extraction Processing (or CEP) by marketing, demonstrating, selling, operating and sublicensing CEP facilities in Japan for the processing of MSW Incinerator Ash produced by municipal incinerators in Japan and under certain circumstances for the processing of Industrial Incinerator Ash produced from the incineration of Japanese industrial waste in Japan;

         WHEREAS, in the JV Agreement, MMT agreed to enter into, and MMT, Nichimen and NKP agreed to cause the JV to enter into, this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MMT and the JV agree as follows:

                                    Article 1

                                  Defined Terms

         In addition to the defined terms found elsewhere in this Agreement or the JV Agreement, as used in this Agreement the following terms shall have the following meanings:

         "Advisors" means, with respect to any Person, any of such Person's attorneys, accountants, lenders or consultants.

         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this Agreement, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Board of Directors" means the board of directors maintained pursuant to the JV Agreement.

         "Catalytic Extraction Processing" or "CEP" means the processes, methods and means and equipment, apparatus and systems (including all intellectual and intangible and tangible property



* Confidential treatment has been requested for certain portions of this Exhibit 10.46.

associated therewith and including all aspects of accepting Feedstocks, reactions within a CEP Plant, and handling Recovered Resources) directed to the processing of Feedstocks by introducing the Feedstocks to a processing vessel containing liquefied metal.

         "CEP Plant" means the plant, equipment and other facilities necessary to perform, operate and maintain CEP on a commercial basis (or, in the case of any so-called "demonstration" CEP Plant, on the basis generally provided in the applicable demonstration program).

         "Confidential Information" means, as applicable, JV Confidential Information and MMT Confidential Information.

         "Dispute Resolution Agreement" means the Dispute Resolution Agreement dated as of the date hereof between MMT, Nichimen, NKP and the JV, as in effect from time to time.

         "Employee Non-Disclosure Agreement" means an employee non-disclosure and invention agreement in the form attached hereto as Annex A or in such other form as is approved from time to time by the Board of Directors.

         "Exclusive Market" means the processing in Japan of MSW Incinerator Ash produced from the incineration in Japan of Municipal Waste generated in Japan.

         "Failure Notice" has the meaning set forth in Section 5.6.

         "Feedstocks" means the wastes, industrial by-products and other materials to be processed by a CEP Plant.

         "Gross Revenues" means the JV's revenues in any fiscal year.

         "Improvements" shall mean any improvements, developments, updates, upgrades, enhancements, additions, revisions, corrections, fixes and other modifications to the Licensed Property as it then exists that MMT or the JV may acquire, discover, invent, originate, conceive or have a right to develop or manufacture, whether or not the same is patentable, commercially useful or reducible to writing or practice.

         "Industrial Incinerator Ash" means the ash by-products remaining after the incineration of Industrial Waste, other than any ash by-products which are radioactive or have been produced from the incineration of radioactive industrial waste.

         "Industrial Waste" means waste that is generated by industrial facilities and that is processed at industrial waste incinerators in Japan.

         "Infringements" has the meaning set forth in Section 9.1.

         "Intellectual Property" means all patents, inventions, patent applications, patent rights, trademarks, trademark registrations, trade names, brand names, all other names and slogans embodying business or product goodwill (or both), copyright registrations, copyrights (including those in computer programs, software, including all source code and object code, development documentation, programming, drawings, specifications and data), software, trade secrets, know-how (including operating procedures, scheduling procedures and process regimes), mask works and industrial designs, whether or not subject to statutory registration or protection.

         "JV Confidential Information" means any confidential or proprietary information of any type of the JV.

         "JV Term" means the period of time that the JV is in existence pursuant to the JV Agreement.

         "Licensed Copyrights" means any and all copyright protection of MMT covering any of the Licensed Software Programs, the Licensed Know-How or any Improvements thereto.

         "Licensed Know-How" means any information possessed as of the date hereof by MMT or hereafter acquired by, or, subject to the restrictions of
Section 2.2, licensed to MMT, or developed by MMT at any time during the term of this Agreement and necessary for the use of CEP in the Market, whether or not considered proprietary and whether or not subject to statutory registration or protection, including, without limitation, inventions disclosed by the Licensed Patent Applications, invention records, experimental and other engineering reports, CEP Plant designs, production specifications, raw material specifications, quality control reports and specifications, drawings, photographs, models, tools and parts, manufacturing and production techniques, processes and methods.

         "Licensed Patent Applications" means the Japanese patent applications listed on Annex B hereto and any Japanese patent applications filed or acquired by or, subject to the restrictions set forth in Section 2.2, licensed to MMT, during the JV Term, which are necessary for the use of CEP in the Market.

         "Licensed Patents" means the Japanese patents listed on Annex C hereto and any Japanese patents granted to, acquired by, or, subject to the restrictions set forth in Section 2.2, licensed to MMT, during the JV Term, which are necessary for the use of CEP in the Market.

         "Licensed Property" means the Licensed Patents, the Licensed Patent Applications, the Licensed Trademarks, the Licensed Software Programs, the Licensed Copyrights and the Licensed Know-How.

         "Licensed Software Programs" means any computer programs the copyrights to which are currently owned by MMT or, subject to the restrictions set forth in
Section 2.2, acquired by or licensed to MMT during the JV Term, which are necessary for the use of CEP in the Market.

         "Licensed Trademarks" means the Japanese Trademarks listed on Annex D hereto and any Japanese Trademarks developed or acquired by or, subject to the restrictions set forth in

Section 2.2, licensed to MMT, during the JV Term, which are necessary for the use of CEP in the Market.

         "Market" means the Exclusive Market and the Non-Exclusive Market, collectively.

         "Market Feedstocks" means MSW Incinerator Ash produced from the incineration in Japan of Municipal Waste generated in Japan and under certain circumstances Industrial Incinerator Ash produced from the incineration in Japan of Industrial Waste generated in Japan.

         "MMT Confidential Information" means any confidential or proprietary information of any type of MMT or furnished by MMT, including but not limited to any confidential or proprietary portion of the Licensed Property.

         "MMT Infringement Claim" has the meaning set forth in Section 9.2.

         "MSW Incinerator Ash" means the ash by-product captured in the gas-handling train of an incinerator after the incineration of Municipal Waste (fly ash), and the ash by-product captured at the bottom of an incinerator (bottom ash) after the incineration of Municipal Waste.

         "Municipal Waste" means waste that is typically generated by households, retail facilities or business offices and that is processed at municipal waste incinerators in Japan.

         "Net Income" means the net income of the JV determined in accordance with generally accepted accounting principles as applied in Japan, including depreciation and amortization expense, but excluding any taxes paid or accrued during the relevant period.

         "Non-Exclusive Market" means the processing in Japan of Industrial Incinerator Ash produced from the incineration of Industrial Waste generated in Japan.

         "Permitted Feedstocks" means MSW Incinerator Ash and Industrial Incinerator Ash and other Feedstocks added as "Permitted Feedstocks" to the relationship contemplated by this Agreement by the Board of Directors.

         "Person" means any individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

         "Quality Standard" has the meaning set forth in Section 5.6.

         "Recovered Resources" means the elements and compounds produced by a CEP Plant (whether or not produced through the use of reactants) that are suitable for use or sale.

         "Subsidiary" means a corporation, company or other entity:

                   (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

                   (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interests representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

         "Trademarks" shall mean:

                   (i) all of the trademarks, service marks, trade names, designs, logos, indicia, corporate names, company names, business names, fictitious names, trade styles, elements of package or trade dress, and/or other source and/or other service identifiers and general intangibles of like nature which are now or in the future adopted, acquired, owned, held and/or used by MMT in its business and which are necessary for the use of CEP in the Market; and

                   (ii) all past, present or future federal, state, local and foreign registrations or recordations of any of the foregoing enumerated in clause (i), all renewals and extensions of such registrations or recordations, all past, present and future applications for any such registrations or recordations of any of the foregoing enumerated in clause (i) (and any such registrations or recordations thereof upon approval of such applications), including such recordings, registrations or applications set forth on Annex D hereto.

         "Uncontrollable Circumstances" has the meaning set forth in Article 11.

         "Voting Securities" mean, with respect to any Person, all securities issued by such Person having the ordinary power to vote in the election of directors of such Person, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

                                    Article 2

                   Technology License; Certain Related Matters


         2.1.     Grant of License.

         (a) Subject to the terms and conditions of this Agreement, MMT hereby grants to the JV:

                  (i) a non-transferable royalty-bearing exclusive license under the Licensed Property (other than the Licensed Trademarks) to sell, own, lease, rent, operate, install and maintain CEP Plants located anywhere in Japan that process solely MSW Incinerator Ash;

                  (ii) a non-transferable royalty-bearing exclusive license to sublicense the Licensed Property, subject to and in accordance with the requirements of Article 7, to Nichimen, NKP and appropriate third parties in order to permit them to sell, own, operate, install and maintain CEP Plants located anywhere in Japan that process solely MSW Incinerator Ash; and

                  (iii) a non-transferable royalty-bearing non-exclusive license to use the Licensed Trademarks in connection with the activities permitted under clause (i) or
                           (ii) above.

         (b) Subject to the terms and conditions of this Agreement, MMT hereby grants to the JV:

                  (i) a non-transferable royalty-bearing non-exclusive license under the Licensed Property (other than the Licensed Trademarks) to sell, own, lease, rent, operate, install and maintain CEP Plants located anywhere in Japan that process Industrial Incinerator Ash;

                  (ii) a non-transferable royalty-bearing non-exclusive license to sublicense the Licensed Property, subject to and in accordance with the requirements of Article 7, to Nichimen, NKP and appropriate third parties in order to permit them to sell, own, operate, install and maintain CEP Plants located anywhere in Japan that process Industrial Incinerator Ash; and

                  (iii) a non-transferable royalty-bearing non-exclusive license to use the Licensed Trademarks in connection with activities permitted under clause (i) or (ii) above.

                  The licenses granted to the JV pursuant to this paragraph (b) shall be applicable only where sales of CEP Plants are made to owners or operators of facilities which process both MSW Incinerator Ash and Industrial Incinerator Ash, provided that such facilities process predominantly MSW Incinerator Ash.

         (c) In the event that the JV desires to sell a CEP Plant to an owner or operator of a facility which does not process predominantly MSW Incinerator Ash, the JV shall provide MMT with a description of the Feedstocks which would be processed by such CEP Plant and such other information as MMT may request in order to permit it to quote a price and the terms of sale for such CEP Plant. The JV acknowledges that such price may include additional engineering and design work necessary for MMT to deliver such CEP Plant. MMT shall have the option, on a case-by-case basis, to agree to the sale of any such CEP Plant. To the extent that MMT agrees to sell any such CEP Plant to the JV, the licenses granted to the JV in paragraph (b) shall be applicable to such sale.

         (d) The licenses granted pursuant to this Section 2.1 shall not permit the JV or its sublicensees to process any Feedstocks at any CEP Plant that are not Market Feedstocks or to sell or operate any CEP Plant except in accordance with the provisions of this Agreement and the Related Agreements.

         2.2. Third Party Limitations on License Grants. The licenses granted by MMT pursuant to Section 2.1 above, insofar as they relate to technology, property or rights that have been or are in the future developed with or acquired from any third party, are or may become subject to any applicable restrictions and consents relating to such technology, property or rights under any license or similar agreement to which MMT is or may in the future become a party. In the event that any future license or other agreement imposes restrictions that may apply to the transactions contemplated by this Agreement, MMT will make reasonable efforts to obtain license rights as contemplated by this Agreement for the JV. If MMT is unable to so obtain such rights, it will cooperate to make available to the JV such rights as the third party is willing to grant to or for the JV.

                                    Article 3

                        Exclusivity; Retention of Rights

         3.1. Exclusive Market Obligation of MMT. MMT agrees that, during the term of this Agreement, except pursuant to this Agreement and the Related Agreements it shall not either directly or indirectly (whether through its Affiliates, as a shareholder, partner, or consultant) own or operate any CEP Plant that processes MSW Incinerator Ash in Japan or sell or license any CEP Plant pursuant to sale or license terms which permit such CEP Plant to process MSW Incinerator Ash in Japan.

         3.2. Retention of Rights by MMT. Notwithstanding anything in this Agreement to the contrary, MMT shall have no obligation to offer the JV any rights, including but not limited to rights of expansion under Section 3.2, outside the Exclusive Market, and shall be free to enter into any arrangements with respect to the Non-Exclusive Market or any markets outside the

Exclusive Market as MMT shall deem appropriate in its sole discretion. If during any three (3) one-year periods commencing January 1, 1998 the JV does not sell any CEP Plants pursuant to the non-exclusive licenses granted under Sections 2.1(b) and (c) above, then MMT may terminate such licenses. The purchase of a CEP Plant shall be evidenced by the execution of binding contracts between Nichimen, NKP or other contractor of the JV and a customer for the purchase of such CEP Plant, on the one hand, and between the JV and MMT for the design and construction of such CEP Plant, on the other hand.

                                    Article 4

                  License Fees and Royalties; Interest; Reports

         4.1. Market Rights License Fee. As partial consideration for the licenses granted hereunder, the JV shall pay to MMT a market rights license fee (the "Market Rights License Fee") which will be due and payable on an annual basis in an amount equal to fifty percent (50%) of the JV's Net Income for the preceding year until the JV has paid to MMT a total of twelve million five hundred thousand dollars (U.S.$12,500,000). The JV shall expense when paid the Market Rights License Fee paid to MMT. The JV shall not be required to pay the Market Rights License Fee in any year in which the JV does not have Net Income. The Market Rights License Fee shall be paid within 30 days after the completion of the JV's financial statements for the preceding year, but in no event later than ninety (90) days after the end of the JV's fiscal year.

         4.2. Technology Fees. As partial consideration for the licenses granted hereunder, the JV shall pay to MMT an ongoing technology fee (the "Technology Fee") equal to two percent (2%) of the JV's Gross Revenues from the sale of inside battery limits equipment of CEP Plants and spare parts for CEP Plants for each one year period of the JV's operations commencing January 1, 1997. The Technology Fee shall be paid in U.S. dollars within 30 days after the completion of the JV's financial statements for the preceding year, but in no event later than ninety (90) days after the end of the JV's fiscal year.

         4.3.     Reports and Payments.

         (a) Within twenty (20) days after completion of the JV's financial statements for any year, but in no event later than March 31 of the following year, the JV shall deliver to MMT copies of the financial statements for such year, together with a certificate of the Partner appointed to keep the JV's books and records or the General Manager, if any (the "Fee Certificate") setting forth in reasonable detail (i) the Gross Revenues for such year, (ii) the amount of Gross Revenues attributable to sales of inside battery limits equipment of CEP Plants and spare parts for CEP Plants, (iii) the JV's Net Income for such year, (iv) a calculation of the Market Rights License Fee due with respect to such year, and (v) a calculation of Technology Fee due with respect to such year. The JV shall permit MMT and its authorized Advisors to inspect, on a confidential basis, the books and records of the JV in order to verify the accuracy of the Fee Certificate. Nichimen and NKP, and their respective authorized Advisors, also will have the right to inspect, on a confidential basis, the books and records of the JV in order to verify the accuracy of the payments of the Market Rights License Fees and the Technology Fees to MMT.

         (b) Payments of Market Rights License Fees and Technology Fees shall be made by wire transfer of immediately available funds to an account designated by MMT for such purpose. Any such payment and the acceptance thereof shall be without prejudice to the rights of MMT or the JV under paragraph (c) below. For the purposes of payments to be made under this Article 4, the conversion rate of Japanese yen into U.S. dollars shall be calculated based on the average of the exchange rate quoted in the Wall Street Journal over the period from the last day of the JV's applicable fiscal year until the day preceding the date on which any such payment is made.

         (c) If MMT disputes any amount or calculation set forth in a Fee Certificate or the amount or timing of any payment made to MMT, then MMT and the JV shall resolve such dispute pursuant to the Dispute Resolution Agreement.

                                    Article 5

                           Title to Licensed Property;
                       Confidentiality and Related Matters

         5.1. Title to Licensed Property. Title to all Licensed Property shall at all times remain and vest solely with MMT. The JV agrees that it will not claim or assert any right, title or interest in or to any such Licensed Property or, except for sublicensing effected in accordance with Article 7, attempt to transfer any right, title or interest in or to any Licensed Property to any third parties, or challenge the validity of or assert the invalidity of any Licensed Property.

         5.2.     Confidentiality Obligations.

         (a) Each of the JV and MMT agrees that it will use the other party's Confidential Information only in connection with the activities contemplated by this Agreement and the Related Agreements, and it will not disclose the other party's Confidential Information to any Person except as expressly permitted by this Section 5.2.

         (b)      The JV or MMT may disclose the other party's Confidential
                  Information:

                   (i) to their respective officers and employees who have a reasonable need to know the contents thereof and who have signed an agreement substantially in the form of the Employee Non-Disclosure Agreement, a copy of which shall be provided to each of the other parties;

                   (ii) on a confidential basis to their respective Advisors who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in Section 5.5(c);

                   (iii) to customers who have a reasonable need to know the contents thereof in connection with the activities contemplated by this Agreement if such disclosure is made pursuant to the procedures referred to in
                           Section 5.5(c);

                   (iv) to any sublicensee in accordance with the terms of the applicable sublicense agreement;

                   (v) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; provided that the JV or MMT, as applicable, has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and provided further that the relevant party is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure; and

                   (vi) to the extent such Confidential Information has become generally available publicly through no fault of the JV, MMT or their directors, officers, employees, Advisors or sublicensees.

         5.3. Treatment of Licensed Software Programs. Any Licensed Software Programs furnished by MMT to the JV shall be furnished in object code form only. The JV agrees that it will not attempt to modify, disassemble, decompile, reverse-engineer or otherwise endeavor to discover or disclose the methods and concepts embodied in the Licensed Software Programs. All Licensed Software Programs shall be marked with such copyright, patent, proprietary legends, restrictions or other notices as MMT may request, and the JV agrees not to remove or destroy any such mark or notice on any of the Licensed Software Programs.

         5.4. Disclosure to Government Authorities. The Board of Directors shall promptly establish and implement all procedural safeguards required or advisable in connection with the performance of government contracts to protect the confidentiality and value of the Licensed Property and the assets of the JV. Each of MMT and the JV agrees to comply, and cause their employees to comply, with such procedural safeguards.

         5.5.     Ongoing Confidentiality Program; Patent Markings.

         (a) In order to ensure that each of the JV and MMT complies with its obligations in Sections 5.1 through 5.4, the Board of Directors together with any advising attorneys shall meet as required to discuss issues relating to confidentiality and disclosure and other matters addressed by this Article 5.

         (b) With respect to any disclosure by the JV to any of its officers or employees permitted pursuant to Section 5.2(b)(i), the JV shall cause each of its officers and employees to sign Employee Non-Disclosure Agreements.

         (c) With respect to any disclosure by the JV or MMT to any of its Advisors pursuant to Sections 5.2(b)(ii) or to any customers or sublicensees pursuant to Section 5.2(b)(iii) or (iv), the Board of Directors will institute procedures designed to maintain the confidentiality of Confidential Information while facilitating the business activities contemplated by this Agreement and the Related Agreements. These procedures shall include the preparation of standard forms of confidentiality agreements to be used by the parties in connection with such disclosures.

         (d) The Board of Directors will implement a program for the use of patent markings by the JV as appropriate to fully protect the Licensed Patents and Licensed Patent Applications in each applicable country where they exist.

         5.6. Quality Control. The JV shall provide to MMT a reasonable opportunity to inspect the CEP Plants using the Licensed Property and the services provided by the JV under the Licensed Trademarks (collectively, the "JV Services"), upon MMT's request from time to time in order to enable MMT to maintain an appropriately high level of quality commensurate with the valuable goodwill associated with the Trademarks (the "Quality Standard"). If MMT reasonably determines that the applicable CEP Plants or the JV Services being performed by the JV do not meet the Quality Standard, MMT shall provide the JV with written notice (the "Failure Notice") of such failure, specifying the particular aspect of the applicable CEP Plants or the JV Services which MMT claims does not meet the Quality Standard and the particular failure, together with any supporting documentation of such failure. If the JV shall not have met such Quality Standard for such JV Services and does not (i) take appropriate action to diligently commence to cure such failure within thirty (30) days after receipt of the Failure Notice and (ii) cure such failure by causing such JV Services to meet such Quality Standard and provide documentation of such cure reasonably acceptable to MMT within sixty (60) days after the receipt of the Failure Notice, MMT may pursue any available remedies pursuant to the Dispute Resolution Agreement. The JV may recommend to MMT any actions which the JV reasonably believes should be taken to meet the Quality Standard and, if MMT agrees with any such recommendation, the JV and MMT shall work together to determine the appropriate actions which should be taken to meet the Quality Standard.

         5.7. Corporate Names. The JV shall be entitled to refer to Nichimen, NKP and MMT in its advertising and other promotional materials, subject to compliance with guidelines, to be adopted by the Board of Directors, addressing the need to maintain a separate corporate identity for the JV, to identify the JV as a licensee of the Licensed Property and similar concerns.

                                    Article 6

                           Improvements and Inventions

         6.1. Improvements and Inventions. All Intellectual Property (including all Improvements) relating to CEP or necessary or useful to any application of CEP conceived, created, made, developed or reduced to practice by or for MMT or JV personnel, will be owned by MMT and title to all such Intellectual Property, including patents, patent applications and copyrights filed or granted with respect thereto, will be issued solely in MMT's name. The JV shall promptly disclose to MMT all Improvements which it may conceive or discover during the JV Term. All Improvements, to the extent that they come within the definition of Licensed Property, will be subject to the licenses granted by MMT pursuant to Section 2.1, and the JV shall not be required to pay any royalties or other fees for the license of such Improvements other than those fees to be paid by the JV set forth in Article 4. Subject to MMT's obligations under Section 3.1, MMT shall have the unrestricted right to license any of the Improvements to any third parties without notice or accounting to the JV, Nichimen or NKP.

         6.2.     Assignment of Improvements and Inventions.

                           (a) During and after the JV Term, the JV shall, and
                  shall cause its personnel to, from time to time as and when requested by MMT and at MMT's expense, but without further consideration, execute all papers and documents and perform all other acts necessary or appropriate, in the discretion of MMT, to evidence or further document MMT's ownership of all Intellectual Property and Improvements.

         (b) In the event MMT is unable after reasonable effort, for any reason whatsoever, to secure the signature of the JV on disclosure or other documents in connection with the assignment of rights in Intellectual Property and Improvements as provided in Section 6.1, the JV hereby irrevocably designates and appoints MMT and its duly authorized officers and agents as its attorney-in-fact, to act for and in the JV's behalf and stead to execute and file any such documentation, and to do all other lawfully permitted acts to prepare documentation for and further the prosecution and issuance of any rights in Intellectual Property or Improvements with the same legal force and effect as if executed by the JV.

                                    Article 7

                                  Sublicensing

         7.1. Obligations To Sublicense. In order to commercialize CEP technology in the Market, the JV shall create and implement a comprehensive program to promote sublicensing of the Licensed Property to appropriate third parties in order to permit them to sell, own and operate CEP Plants located in Japan that process Market Feedstocks. It is anticipated that consistent with the terms of the JV Agreement, the JV will grant sublicenses to Nichimen and NKP to permit them to sell, import, transport, operate and maintain CEP Plants to service the Market as described in Section 5.2 of the JV Agreement. Such sublicenses with Nichimen and NKP will be in the form of Annex E hereto.

         7.2. Form of Sublicensing Agreements. As part of the comprehensive sublicensing program referred to in Section 7.1, MMT and the JV shall develop various forms of sublicense agreements to be used by the JV. With respect to any sublicense agreement to be used by the JV, the Board of Directors shall have the right to approve the sublicensee and the final terms of the sublicense agreement.

                                    Article 8

        Design and Construction of CEP Plants and Certain Related Issues;
                               Minimum Sales Goals

         8.1. Design and Construction of CEP Plants. MMT will be responsible for all aspects of the design, engineering and construction of CEP Plants and the JV will purchase these services exclusively from MMT. The specific terms, including price, and scope of work for such design, engineering and construction shall be set forth in separate mutually acceptable project agreements between the JV and MMT consistent with the provisions of this Agreement. MMT will provide warranties (including warranties as to conformance with technical specifications) in CEP Plant sales agreements which are standard for the relevant industry with respect to CEP Plants and services provided to the JV. The JV will pass such warranties along to the customer pursuant to an equipment sale agreement between the JV and the customer. It is anticipated that such warranties, as well as any indemnification to be provided by MMT and the limitations of MMT's liability in connection with sales of CEP Plants to the JV, will be determined on a case-by-case basis based on industry standards and the requirements of the End User.

         8.2. Component Sales. As part of the ongoing quality control program of MMT, MMT shall sell to the JV and any customers of the JV, and the JV and such customers shall be required to purchase, specified CEP system components, including those components listed on Schedule 8.2 hereto, in connection with the sale and operation of CEP Plants. The particular CEP components to be purchased with respect to any CEP Plant shall be specified in the applicable design package for such CEP Plant. Any sales by MMT of such components shall be pursuant to purchase orders or other documentation mutually acceptable to the JV and MMT. MMT shall be compensated for sales of CEP system components

                                        *


----------
*Confidential treatment has been requested for this portion of Exhibit 10.46.

         8.3. Manufacture of CEP Components Outside the United States. Over time, if economically feasible and desirable, Nichimen or NKP may be entitled to manufacture components of CEP Plants in Japan or elsewhere with MMT's prior written consent and under terms and conditions to be mutually agreed, always giving highest priority to quality.

         8.4. Feasibility Studies; Research and Development. For customers of the JV that require any technical analysis, engineering or research and development for evaluation of their feedstocks, the JV and any such customer shall be required to retain MMT to perform, or have performed at MMT's direction, a feasibility study prepared by MMT which will specify, as necessary, the design basis, scope, schedule, expected operating cost data and fixed price quote for delivery of the particular CEP Plant. For any CEP Plant to be built by the JV or its customers, MMT shall perform, and the JV and any such customer shall be required to retain MMT to perform or have performed at its direction, all research and development activities which may be required for such customer. As described in Section 2.1(c), MMT shall have the right to charge the JV for any additional design and engineering work that may be required in order to permit MMT to deliver CEP Plants to customers of the JV which are not processing solely MSW Incinerator Ash.

         8.5. Technical Training. MMT shall provide, and the JV and its customers shall be required to purchase from MMT, such initial and ongoing training services and technical support as MMT shall deem necessary to ensure that the JV's and such customers' CEP Plant operators are technically proficient.

         8.6. Reimbursement for Services. During the period from the date hereof until two years after the date that the JV is notified that the demonstration plant to be purchased by the JV pursuant to the CEP Plant Agreement is ready for shipment to Japan, the JV shall reimburse MMT for any services provided by MMT under Sections 8.4 and 8.5 in accordance with the following schedule:

      Training, start-up, demonstration
        and general operations                 *         per person per day

      Consulting and research and
        development services                   *         per person per day

After such period, the fees for training, start-up, demonstration and general operations services shall increase to * per person per day and the fees for consulting and research and development services shall increase to * per person per day. Per day payments shall be calculated based on both working days and travel days. All fees for services payable to MMT

----------
*Confidential treatment has been requested for this portion of Exhibit 10.46.

under the terms of this Section 8.6 shall be indexed to U.S. inflation. MMT also shall be reimbursed for the cost of the travel and related expenses of all such personnel.

         8.7. Minimum Sales Goals. The JV shall use its best efforts to meet the following minimum sales goals (the "Minimum Sales Goals") with respect to the purchase of CEP Plants from MMT:

      From date of Agreement to December 31, 1997     At least one CEP Plant
                                                        (demonstration plant)
      From January 1, 1998 to December 31, 1998       At least one CEP Plant
      From January 1, 1999 to December 31, 1999       At least two CEP Plants
      From January 1, 2000 to December 31, 2000       At least two CEP Plants
      From January 1, 2001 to December 31, 2001       At least three CEP Plants
      Each subsequent year                            At least four CEP Plants

The purchase of a CEP Plant shall be evidenced by the execution of binding contracts between Nichimen, NKP or other contractor of the JV and a customer for the purchase of such CEP Plant, on the one hand, and between the JV and MMT for the design and construction of such CEP Plant, on the other hand.



                                        *



                                    Article 9

                                  Infringements

         9.1. Detection of Infringements, Etc. MMT and the JV shall use their respective reasonable efforts to detect any infringement, misappropriation, violation, dilution or unauthorized or improper use of the Licensed Property or unfair competition related to the Licensed Trademarks (collectively, "Infringements", and individually an "Infringement"). In the event that either MMT or the JV shall become aware of any such Infringement, or of any claim that the use of the Licensed Property infringes, misappropriates, violates or dilutes any proprietary right or property of any third Person, or of any product liability claim or action based


----------
*Confidential treatment has been requested for this portion of Exhibit 10.46.

on or arising out of the use of the Licensed Property by either MMT or the JV, such party shall promptly give written notice thereof to the other parties.

         9.2. Infringements of Licensed Property. In the event of any Infringement of the Licensed Property or any claim that any Licensed Property, or any equipment, material or process based on or utilizing Licensed Property, infringes any proprietary right of any third Person (an "MMT Infringement Claim"), then, subject to Section 9.4 below, MMT shall take such action as MMT deems appropriate to address such Infringement or MMT Infringement Claim, as the case may be. The JV, Nichimen and NKP shall cooperate as may be requested by MMT in the prosecution, settlement or compromise of any such Infringement or MMT Infringement Claim, and agrees to be joined as a party to any legal action or proceeding commenced by MMT if it is deemed to be necessary or desirable by MMT for the prosecution of such action or proceeding. If MMT proceeds to bring any legal action or proceeding pursuant to the procedure provided for in this
Section 9.2, MMT will bear all reasonable costs of such action or proceeding and, as applicable, will be entitled to receive and retain all proceeds realized as a result of any settlement thereof or any judgment thereon or will pay any judgment or settlement amount awarded or obtained with respect thereto.

         9.3. JV Infringement Claims. In the event of any claim that any combination by the JV of any non-infringing Licensed Property, or any non-infringing equipment, material or process based on or utilizing Licensed Property, with any Intellectual Property not furnished by MMT, or any claim that the use by the JV of the Licensed Property, or any equipment, material or process based on or utilizing Licensed Property, in a manner not contemplated by this Agreement infringes, misappropriates, violates or dilutes any proprietary right or property of any third Person (each a "JV Infringement Claim"), then, subject to Section 9.4 below, the JV shall have the obligation to take all actions reasonably necessary to oppose or defend such claims and to pay any judgment or settlement amount awarded or obtained with respect to such JV Infringement Claim. In the course of opposing or defending any such JV Infringement Claim, the JV shall consult with MMT, Nichimen and NKP in connection with all material issues relating to such opposition or defense and shall consult with MMT, Nichimen and NKP prior to commencing the same and shall consider any recommendations by MMT, Nichimen and NKP with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the JV Infringement Claim. In the event that the JV does not undertake to oppose or defend any such action within ninety (90) days after the JV becomes aware of such JV Infringement Claim, MMT will have the right to undertake the opposition or defense of such claim in the JV's name. MMT shall not settle any JV Infringement Claim without the prior written consent of Nichimen and NKP. If MMT undertakes to oppose or defend any JV Infringement Claim pursuant to the procedure provided for in this Section 9.3, the JV shall bear all costs of such action or proceeding and shall pay any judgment or settlement amount awarded or obtained with respect to such JV Infringement Claim. In the event that MMT does not undertake to oppose or defend any such action within 180 days after the JV becomes aware of such JV Infringement Claim, Nichimen and NKP shall have the right to undertake the opposition or defense of such claim in the JV's name on the same basis as is applicable to MMT pursuant to the preceding sentences.

         9.4. Mixed Claims. In the event of any claim which combines elements of both an MMT Infringement Claim and a JV Infringement Claim, MMT and the JV shall defend such claim jointly, with the costs of such defense and any judgment or settlement amount awarded or obtained to be shared between them based on the damages attributable to the MMT Infringement Claim versus the damages attributable to the JV Infringement Claim.

                                   Article 10

                         Representations and Warranties

         10.1. Representations and Warranties of the JV and MMT. Each of the JV and MMT represents and warrants to the other as follows:

         (a) It has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         (b) It has obtained all necessary authorizations and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

         (c) Neither the execution and delivery of this Agreement by it nor the consummation by it of the transactions contemplated hereby constitutes a violation of, or conflicts with, constitutes or creates a default under, or results in the creation or imposition of any liens upon any of its property pursuant to
                  (a) this Agreement; (b) any agreement or commitment to which it is a party or by which it or any of its properties is bound or to which it or any of its properties is subject; or (c) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal to which it or any of its properties is subject. No consent, approval or authorization of, or registration, qualification or filing by it with, any governmental agency or authority is required for the execution and delivery of this Agreement by it or for the consummation by it of the transactions contemplated hereby and thereby.

         (d) It shall keep all of the Licensed Property and all of its rights under this Agreement free and clear of any lien, charge, security interest or other encumbrance.

         (e) It is and shall continue to be in compliance with all applicable laws and regulations which could, directly or indirectly, affect its ability to perform its obligations under this Agreement or any of the Related Agreements, including but not limited to all United States and Japanese laws regarding import or export controls.

         (f) It has and will obtain and maintain all licenses, permits, approvals and authorizations necessary in order to enable it to perform its obligations under this Agreement and the Related Agreements.

         10.2. Representations and Warranties Regarding Licensed Property. MMT represents and warrants to the JV that, to the best of MMT's knowledge, (i) MMT has good title to the Licensed Property and (ii) MMT is not aware that the Licensed Property currently is infringing any Intellectual Property rights of any third parties.

         10.3. Other Representations and Warranties. The representations and warranties set forth in Sections 10.1 and 10.2 are not exclusive and are in addition to the other representations and warranties made by the JV and MMT in this Agreement and the Related Agreements, including the obligation of MMT to provide warranties to the JV in connection with sales of CEP Plants pursuant to
Section 8.1.

                                   Article 11

                                   Termination

         11.1. Events of Termination. Except as provided in Section 11.2 below, this Agreement shall terminate upon the earliest to occur of:

         (a)      the mutual written consent at any time of the JV and MMT;




                                        *




                  ; and

         (d) March 31, 2007, unless the JV and MMT agree prior to such date to renew this Agreement for an additional term.

         11.2.    Effects of Termination.

         (a)      In the event of any termination of this Agreement pursuant to
                  Section 11.1, (i) the licenses granted pursuant to Article 2 shall terminate except as provided in paragraph (b) below;
                  (ii) the provisions of Articles 4, 5, 6, 9, 10, 12 and 13 and


----------
*Confidential treatment has been requested for this portion Exhibit 10.46.

                  Sections 8.6 and 11.2 shall survive such termination; and
                  (iii) such termination shall not effect any party's rights with respect to any breach or non-performance by any other party prior to such termination.

         (b)      In the event of any termination of this Agreement pursuant to
                  Section 11.1, the licenses granted pursuant to Article 2 shall remain in effect with respect to (i) all CEP Plants previously sold by the JV, (ii) any CEP Plants under contract which have not yet commenced commercial operation, to the extent the Board of Directors elects to complete the development of such CEP Plants, and (iii) any sublicense in effect at the time of termination (including sublicenses granted in connection with the operation and maintenance of one or more CEP Plants). The licenses granted in Article 2 and any sublicense granted pursuant to Article 7 shall remain in effect with respect to any such CEP Plant for the life of such CEP Plant.

         (c) In the event of any termination of this Agreement by MMT pursuant to Section 11.1(b) as a result of a breach by the JV of Article 4 of this Agreement, MMT shall have the right to terminate the business relationship established by the JV Agreement, this Agreement and the Related Agreements, subject to paragraphs (a) and (b) above.

                                   Article 12





                                        *





                                   Article 13

                                     General

         13.1. Expenses. Except as expressly set forth in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and of the transactions


----------
*Confidential treatment has been requested for this portion of Exhibit 10.46.

contemplated hereby and thereby, including, without limitation, attorneys', accountants and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

         13.2. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication, as follows:

         If to the JV:

         c/o NKK Plant Engineering Corporation
         3 Benten-Cho, Tsurumi-ku
         Yokohama, Japan 230

                  Attention:     Kosaku Watando,
                                   Director, R&D Department

         If to MMT:

         Molten Metal Technology, Inc.
         400-2 Totten Pond Road
         Waltham, Massachusetts 02154

                  Attention:     William M. Haney, III,
                                   President and Chief Executive Officer
                                 Ethan E. Jacks, Esq.,
                                   Vice President and General Counsel

         13.3. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) together with the Related Agreements contains the entire understanding of the parties hereto and thereto, and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, including but not limited to the Letter of Intent dated as of February 15, 1996 between MMT, Nichimen and NKP, and shall not be amended except by a written instrument hereafter signed by all of the parties hereto or thereto, as applicable. No waiver of any provision of the Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. MMT and the JV further acknowledge and agree that, in entering into this Agreement and the Related Agreements, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.

         13.4. Governing Law, Etc. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, all rights and remedies being governed by such laws, without regard to its conflict of laws rules.

         13.5. Waiver of Jury Trial. Each of the JV and MMT hereby irrevocably waives any rights that they may have to a trial by jury in respect of any litigation based upon, or arising out of, this Agreement or any of the Related Agreements or any course of conduct, course of dealing, statements or actions of any of them relating thereto.

         13.6. Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

         13.7. Assigns. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. For purposes of the preceding sentence, any purchaser or all of a majority of the assets of MMT, Nichimen, NKP or the JV shall be deemed to be a successor. Except as provided in Section 17.8 of the JV Agreement, neither this Agreement nor the rights or obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of each of the other parties hereto.

         13.8. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, except MMT and the JV, any rights or remedies under or by reason of this Agreement.

         13.9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.10. Dispute Resolution. All disputes or claims arising under or in any way relating to this Agreement shall be subject to the Dispute Resolution Agreement.

         13.11. Construction; English Version Controlling. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. In case of any conflict between the English version and any translated version of this Agreement or any Related Agreement, the English version shall govern.

         13.12. Severability. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

         13.13. Payments in U.S. Dollars. Unless otherwise expressly agreed in writing by MMT, all payments to MMT under this Agreement, including but not limited to under Sections 4.1, 4.2 and 8.6, shall be made in U.S. dollars.

         13.14. Acknowledgment of JV Agreement. The JV and MMT each acknowledge that this Agreement has been entered into pursuant to, and in accordance with, the JV Agreement, and that the JV Agreement sets forth the roles and responsibilities of MMT, Nichimen and NKP with respect to the creation and operation of the JV.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

Attest:                             YUGEN KAISHA (LLP) CEREX CEP JAPAN



_______________________             By:  ______________________________________
                                           Ituro Hashimoto
                                           President-Director

Attest:                             MOLTEN METAL TECHNOLOGY, INC.



_______________________             By:  ______________________________________
                                           William M. Haney, III
                                           President and Chief Executive Officer

                                     Exhibit F to Joint Venture Master Agreement


                                LIMITED GUARANTY

         THIS GUARANTY is made as of ______________, 199__ (this "Guaranty") by ______________, a _________ corporation (the "Guarantor"), in favor of and for the benefit of _____________, a ___________ corporation ("Company A"), and _______________, a __________ corporation ("Company B").

                                    RECITALS:

         WHEREAS, the Guarantor, Company A and Company B have entered into a Joint Venture Master Agreement dated as of October 30, 1996 (the "JV Agreement"). Capitalized terms used herein and not otherwise defined are used as defined in the JV Agreement.

         WHEREAS, pursuant to Section 17.8 of the JV Agreement, the Guarantor has elected to assign its rights and obligations under the JV Agreement and the Related Agreements to ________________, a _____________ corporation (the "Guarantor Subsidiary"), a wholly-owned subsidiary of the Guarantor.

         WHEREAS, in accordance with the JV Agreement, the Guarantor has agreed to execute and deliver to Company A and Company B this Guaranty to guarantee the payment and performance of the obligations of the Guarantor Subsidiary under the JV Agreement and the Related Agreements (collectively, the "Guarantor Subsidiary Obligations").

         NOW, THEREFORE, in consideration of value received, the sufficiency of which is hereby acknowledged, the Guarantor does hereby agree as follows.

         1. Guaranty. The Guarantor hereby unconditionally guarantees the prompt and complete payment and performance, when due, of the Guarantor Subsidiary Obligations to the JV, Company A and Company B, as applicable. This Guaranty is one of payment and not of collection.

         2. Waiver of Suretyship Defenses. Company A of Company B, as applicable, may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (i) make any change in the terms of any obligation or liability of the Guarantor Subsidiary, (ii) take or fail to take any action of any kind in respect of any security for any obligation or liability of the Guarantor Subsidiary to Company A, Company B or the JV, (iii) exercise or refrain from exercising any rights against the Guarantor Subsidiary, or (iv) compromise or subordinate any obligation or liability of the Guarantor Subsidiary to Company A or Company B including any security therefor. The Guarantor hereby waives all suretyship defenses.

         3. Waiver of Notices. The Guarantor hereby waives notice of acceptance of this Guaranty, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by Company A or Company B against the Guarantor Subsidiary or the Guarantor.

         4. Termination of Limited Guaranty. This Guaranty shall continue in full force and effect until the earlier of (i) termination or expiration of the JV Agreements and all of the Related Agreements or (ii) written agreement by Company A and Company B releasing the Guarantor from its obligations hereunder. Notwithstanding any provision of this Guaranty or any Related Agreement to the contrary, upon the payment or performance of any Guarantor Subsidiary Obligation by the Guarantor, the JV and/or the Guarantor Subsidiary, the Guarantor shall be discharged, and its obligations hereunder shall cease and terminate, with respect to any such Obligation that has been satisfied by payment or performance, notwithstanding whether any payment is required to be disgorged or returned by Company A, Company B or the JV.

         5. No Waiver of Subrogation, Indemnity and/or Contribution Rights. Notwithstanding any provision of this Guaranty to the contrary, no subrogation rights, indemnity rights and/or contribution rights are being waived hereunder by the Guarantor.

         6. Dispute Resolution. All disputes or claims arising under or in any way relating to this Guaranty shall be subject to the Dispute Resolution Agreement.

         7. Governing Law. This Guaranty shall be governed by, construed and enforced in accordance with, the laws of the State of New York (without regard to its conflict of laws rules), and all rights and remedies shall be governed by such laws.

         8. English Version Controlling. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

         9. Severability. The invalidity or unenforceability of any particular provision of this Guaranty shall not affect the other provisions hereof or thereof, and this Guaranty shall be construed in all respects as if such invalid or unenforceable provision was omitted.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby has duly and validly executed this Guaranty as of the day and year first written above.


                                           GUARANTOR:




                                           By: _________________________________
                                               Name:
                                               Title:

Accepted:

[COMPANY A]



By:  ________________________________
     Name:
     Title:


[COMPANY B]



By:  ________________________________
     Name:
     Title:


                                       3